Exhibit 10.8

10960 WILSHIRE BOULEVARD

LOS ANGELES, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

(“LANDLORD”)

AND

BOINGO WIRELESS, INC., a Delaware corporation

(“TENANT”)

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the            day of                     , 2007, by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”).  The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Schedule 1 to Exhibit C (List of Architects, Engineers & Other Consultants), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit F-1 (Premises Furniture), Exhibit G (Parking Agreement), Exhibit H (Asbestos Notification), Exhibit I (Cleaning Specifications), Exhibit J (Letter of Credit), Exhibit K (HVAC Specifications), Exhibit L (Form of Landlord’s Lien Release Regarding Third Party Equipment Leases), and Exhibit M (Form of Recognition, Non-Disturbance and Attornment Agreement from Ground Lessor).

1.     Basic Lease Information.

1.01                                                   “Building” shall mean the building located at 10960 Wilshire Boulevard, Los Angeles, California, commonly known as 10960 Wilshire Boulevard.  “Rentable Square Footage of the Building” is deemed to be 576,018 square feet.

1.02                                                   “Premises” shall mean the area shown on Exhibit A to this Lease.  The Premises is located on the 8th floor and known as Suite 800. The “Rentable Square Footage of the Premises” is deemed to be 25,103 rentable square feet (22,341 usable square feet).   If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured.

1.03                                                   “Base Rent”:

Period of Full Calendar Months	Annual Rate Per Square Foot	Monthly Base Rent
1 – 12	$48.00	$100,412.00

13 - 24	$50.16	$104,930.54

25 – 36	$52.42	$109,658.27

37 – 48	$54.78	$114,595.20

49 – 60	$57.25	$119,762.23

BASE RENT ABATEMENT.  Notwithstanding anything in this Section of the Lease to the contrary, Tenant shall be entitled to an abatement of Base Rent in the amount of $100,412.00 per month for 6 consecutive full calendar months of the Term (as defined in Section 1.06), beginning on the first day of the 2nd full calendar month through the last day of the 7th full calendar month of the Term (the “Base Rent Abatement Period”).  The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $602,472.00 (the “Abated Base Rent”). During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent (as defined in Section 4) and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

1.04                                                   “Tenant’s Pro Rata Share”: 4.3580%.

1.05                                                   “Base Year” for Taxes (defined in Exhibit B):  2007; “Base Year” for Expenses (defined in Exhibit B):  2007.

1.06                                                   “Term”: A period of approximately 60 months.  The Term shall commence on later to occur of (i) the 60th day following delivery of the Premises to Tenant (“Build-Out Period”)

and (ii) November 1, 2007 (the later to occur of such dates is referred to as the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on the last day of the 60th full calendar month of the Term (the “Termination Date”).

1.07                                                   Allowance(s): $376,545.00 (i.e., $15.00 per rentable square foot of the Premises) (the “Allowance”) as more particularly described in Exhibit C.

1.08                                                   “Security Deposit”:  None.

1.09                                                   “Guarantor(s)”: shall mean any party that agrees in writing to guarantee the Lease.  As of the date first written above, there are no Guarantors(s).

1.10                                                   “Broker(s)”:  CRESA Partners LLC.

1.11                                                   “Permitted Use”: general office use, including without limitation, a lunch room, server room, game room and a workroom for equipment testing (subject to the terms of this Lease, including, without limitation, Exhibit E), consistent with the character of a first-class office building.

1.12                                                   “Notice Address(es)”:

Landlord:	Tenant:

CA-10960 WILSHIRE LIMITED PARTNERSHIP c/o Equity Office 3200 Ocean Park Boulevard Suite 100 Santa Monica, California 90405 Attn: Property Manager

Prior to the date Tenant takes possession of the Premises:

BOINGO WIRELESS, INC.
1601 Cloverfield Boulevard
Suite 570
Santa Monica, CA 90404
Attn. Vice President-Finance

With a copy to:

BOINGO WIRELESS, INC.
1601 Cloverfield Boulevard
Suite 570
Santa Monica, CA 90404
Attn. General Counsel

From and after the date Tenant takes possession of the Premises:

BOINGO WIRELESS, INC.
10960 Wilshire Boulevard
Suite 800
Los Angeles, CA
Attn: Vice President-Finance and General Counsel

A copy of any notices to Landlord shall be sent to Equity Office, One Market, 600 Spear Tower, San Francisco, CA 94105, Attn: Los Angeles Managing Counsel.

1.13                                                   “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”).  Landlord may designate additional Holidays that are recognized by a majority of “Comparable Buildings,” as that term is defined in Section 1.17 below. “Building Service Hours” are 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

1.14                                                   “Landlord Work” Landlord and Tenant hereby acknowledge and agree that Landlord shall not be obligated to perform any work in the Premises; provided, however, the foregoing shall in no way limit or alter Landlord’s obligations under Sections 5, 7 and/or 9.02 of this Lease and the Work Letter.

1.15                                                   “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the Parking Facility and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.16                                                   “Letter of Credit” is as described in Section II of Exhibit F attached hereto.

1.17                                                   “Comparable Buildings” shall mean the buildings located at 1100 Glendon Avenue, 10866 Wilshire Boulevard, 10880 Wilshire Boulevard, 10940 Wilshire Boulevard, 10990 Wilshire Boulevard and 10900 Wilshire Boulevard

2.     Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”).  The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable and non-discriminatory rules, regulations and restrictions as Landlord may make from time to time pursuant to Section 5 below, provided that Landlord shall at all times maintain and operate the Common Areas in a manner reasonably consistent with Comparable Buildings.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas, as long as such changes do not change the nature of the Property to something other than a first class office building project or materially, adversely affect Tenant’s business operations at the Premises for the Permitted Use, or Tenant’s ingress to or egress from the Property, Building, Premises or Parking Facility or Tenant’s signage.  Landlord shall use commercially reasonable efforts to carry out all repairs, alterations and other work promptly and diligently and to schedule such work in a manner, and in such locations, as to minimize, to the extent reasonably practicable, interference with Tenant and/or Tenant’s business operations at the Premises for the Permitted Use, or Tenant’s ingress to or egress from the Property, Building, Premises or Parking Facility, as well as Tenant’s approved signage hereunder.

3.     Possession.

3.01  Within thirty (30) days following the Commencement Date, Landlord shall deliver to Tenant a commencement letter agreement (“Commencement Agreement”) in the form as set forth in Exhibit D attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) Business Days of receipt thereof (provided that if said notice is not factually correct, then Tenant shall make such changes as are necessary to make the notice factually correct and shall thereafter execute and return such notice to Landlord within such ten (10) Business Day period).  Such modified Commencement Agreement shall be binding upon Landlord and Tenant unless Landlord within fifteen (15) Business Days following receipt of Tenant’s changes sends a notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Commencement Agreement. In the event Landlord shall fail to send Tenant the Commencement Agreement within six (6) months following the Commencement Date, Tenant may send to Landlord notice of the occurrence of the Commencement Date substantially in the form of the Commencement Agreement, which Commencement Agreement Landlord shall acknowledge by executing a copy of the Commencement Agreement and returning it to Tenant (provided that if said Commencement Agreement is not factually correct, Landlord shall make such changes to the Commencement Agreement as are necessary to make such Commencement Agreement factually correct, which revised Commencement Agreement shall thereafter be subject to the procedure for finalization set forth in this Section 3.01).  Once the Commencement Agreement is executed and delivered by Landlord and Tenant, the same shall be binding upon Landlord and Tenant.

3.02  Except as set forth in the Work Letter to the contrary, including, without limitation, Landlord’s ongoing repair and maintenance obligations under this Lease, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. Tenant’s taking of possession of the Premises or any portion thereof before the Commencement Date shall be subject to the terms and conditions of this Lease (other than Tenant’s obligation to pay Rent for the first 60 days following delivery of possession (“Beneficial Occupancy Period”) and prior to the Commencement Date provided Tenant shall be required to pay for any services not normally included within Expenses requested by Tenant during such occupancy subject to the terms of the Exhibit C (Work Letter)) and Tenant shall have the right to conduct business in the Premises at any time following Tenant’s receipt of possession of the Premises. Notwithstanding the foregoing, in the event Landlord delivers possession of the Premises to Tenant prior to September 1, 2007, the Beneficial Occupancy Period shall not commence until the earlier to occur of the date Tenant first conducts business in any portion of the Premises and September 1, 2007 and prior to such date Tenant’s possession of the Premises shall be subject to the terms and conditions of this Lease other than Tenant’s obligation to pay Rent.   If the Premises are not delivered to Tenant on or prior to December 31, 2007 (“Outside Delivery Date”), Tenant shall have the right to terminate this Lease by delivering written notice thereof to

Landlord on or before the earlier to occur of:  (i) 10 Business Days after the Outside Delivery Date; and (ii) the date Landlord delivers possession of the Premises to Tenant.  In such event, this Lease shall be deemed null and void and of no further force and effect and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease, except for those obligations which survive hereunder, including the obligation of Landlord to return any prepaid rents and the Letter of Credit.

4.     Rent.

4.01  Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as “Rent”). “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Subject to Exhibit B, Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law.  Commencing on the Commencement Date, Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant.  All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord.  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means reasonably acceptable to Landlord. If Tenant fails to pay any item or installment of Rent within five (5) Business Days following written notice that such amount is past due, Tenant shall pay Landlord an administration fee equal to 3% of all past due Rent.  In addition, all monetary amounts past due from Landlord to Tenant and Tenant to Landlord, including, without limitation, past due Rent shall accrue interest at a rate per annum (the “Interest Rate”) equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable Law. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated based on the number of days in such calendar month. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s payment of any amounts under this Lease shall not constitute a waiver by Tenant of Tenant’s right to later object to such payment.  Except as otherwise expressly provided herein, Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.02  Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.     Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (“Law(s)”), which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) any Alterations made by Tenant to the Premises, or (iii) the “Base Building” as that term is defined, below, but as to the Base Building, only to the extent such obligations are triggered by non-typical general office Alterations made by Tenant to the Premises or Tenant’s use of the Premises for non-general office use (it being understood that Landlord shall be required to make any repair to, modification of, or addition to, the Base Building that is required by applicable Law to the extent the same would be required for any general office tenant, use, or any general office alterations or improvements to the Premises; provided, however, such costs may be included in Expenses to the extent permitted in accordance with Exhibit B attached hereto).  “Base Building” shall include the “Building Structure,” the “Common Areas” and the “Base Building Systems”, as those terms are defined in Section 9.02 below. Tenant shall, within 10 Business Days after receipt, provide Landlord with copies of any notices it receives regarding an alleged violation of Law.  Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable and non-discriminatory rules and regulations adopted by Landlord from time to time (collectively, the “Building Rules and Regulations”). Notwithstanding the foregoing, Landlord agrees that the Building Rules and Regulations shall not be modified in a manner which will unreasonably interfere with Tenant’s use of, or access to, the Premises or the “Parking Facility” (as defined in Section 2 of Exhibit G attached hereto).  Tenant shall use commercially reasonable efforts to cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all reasonable Building Rules and Regulations, provided that such Building Rules and Regulations shall not be discriminatory vis-à-vis Tenant.  Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the Building Rules and Regulations.  Landlord agrees to use commercially reasonable efforts to ensure that all other entrants into the Building comply with the Building Rules and Regulations.

6.             Security Deposit.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations.  The Security Deposit is not an advance payment of Rent or a measure of damages.  Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant.  If Landlord uses any portion of the Security Deposit, Tenant shall, within ten (10) Business Days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (a)  the Termination Date or (b) the date Tenant surrenders the Premises to Landlord in accordance with this Lease. Landlord may assign the Security Deposit to a successor or transferee and so long as the transferee assumes the obligation following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.             Building Services.

7.01  Landlord shall furnish Tenant with the following services, which services shall be provided to Tenant as a part of “Expenses”, as that term is defined in Section 2.01 of Exhibit B attached hereto, except to the extent Tenant is responsible for same under Section 7.02 below or to the extent expressly excluded pursuant to the terms and conditions of Exhibit B: (a) water for use in the Base Building lavatories and for reasonable use in the Premises 24 hours per day, 7 days per week; (b) customary heat and air conditioning in season during Building Service Hours, at such temperatures and in such amounts as are reasonably standard for Comparable Buildings for normal comfort for normal office use or as required by governmental authority. Landlord shall cause the HVAC system in the Building to perform in accordance with the design specifications attached hereto as Exhibit K. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge for additional HVAC service and providing such prior notice both as is reasonably specified by Landlord (Landlord agrees that the current rate for after-hours HVAC is $130.00 per hour and that such rate shall only increase hereafter by actual increases in utility and labor costs); (c) standard janitorial service on Business Days in accordance with the cleaning specifications attached hereto as Exhibit I, or such other reasonably comparable specifications reasonably designated by Landlord from time to time, but in no event at a level of service below that provided by other first-class high-rise buildings owned by the original Landlord or entities affiliated with Equity Office, and if original Landlord or entities affiliated with Equity Office no longer owns the Building at a level of service below that provided by Comparable Buildings; (d) automatic Elevator service, provided that, subject to Force Majeure, at least 1 passenger elevator servicing the Premises shall be available for the use of Tenant, in common with other occupants of the Building, 24 hours a day, 365/6 days per year; (e) Electricity in the Premises 7 days per week, 24 hours per day subject to Tenant’s obligation to pay for above Building standard electrical usage in accordance with Section 7.02 (Landlord represents to Tenant that the Building can supply to the Premises an amount equal to 5 watts per usable square foot connected load); (f) reasonable access control services for the Building (including, without limitation, a guard desk in the Building lobby), 7 days per week, 24 hours per day, in a manner consistent with other first-class high-rise Buildings owned by the original Landlord or entities affiliated with Equity Office, and if original Landlord or entities affiliated with Equity Office no longer owns the Building at a level of service consistent with that of other Comparable Buildings.  Notwithstanding the foregoing, but subject to Section 13 below, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or the Property of any person, except to the extent of the gross negligence or willful misconduct of Landlord or Landlord Related Parties; (g) window washing services, but in no event at a level of service below that provided by other first-class high-rise buildings owned by the original Landlord or entities affiliated with Equity Office, and if the original Landlord or entities affiliated with Equity Office no longer owns the Building at a level of service below that provided by Comparable Buildings; (h) such other services as Landlord reasonably determines are necessary or appropriate for the Property; and (g) Tenant’s proportionate share of the Building’s riser system for the purpose of installing appropriate cabling in connection with Tenant’s use of the Premises.  The method and manner in which Tenant uses the risers shall be subject to Landlord’s reasonable, nondiscriminatory approval.  Landlord shall maintain and operate the Common Areas and Base Building in a first-class manner reasonably consistent with that of Comparable Buildings.

7.02  Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, use above “Building standard usage” or overall load, that which Landlord reasonably deems to be standard for the Building. In connection with a determination of whether Tenant’s usage of electrical service constitutes above “Building standard usage,” Tenant shall only be deemed to be using the electrical service in excess of “Building standard usage” in the event that Tenant uses in excess of 5 watts of connected load per usable square foot of the Premises for the number of hours constituting Building Service Hours, calculated on a monthly basis but specifically excluding any electricity supplied to any Supplemental HVAC Units (as defined in Section

9.04) which shall have consumption meters installed by Tenant at Tenant’s cost subject to reimbursement from the Allowance.  Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

7.03  In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Property, or Premises or the Parking Facility; (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building, Property (including the Parking Facility), or Premises as required by this Lease; (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Property or the Parking Facility, or (iv) the presence of hazardous materials not brought on the Premises by Tenant or any “Tenant Related Parties,” as that term is defined in Section 13 of this Lease (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then, so long as the cause for the Abatement Event was within the reasonable control of Landlord, the Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then, so long as the cause for the Abatement Event was within the reasonable control of Landlord, for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  Such right to abate Base Rent and Tenant’s Pro Rata Share of Expenses and Taxes shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that nothing in this Section 7.03 shall impair Tenant’s rights under Section 26.09 of this Lease. In the event the Eligibility Period occurs during a time when Tenant shall receive abated Base Rent hereunder pursuant to Section 1.03, Tenant’s right to receive abated Base Rent pursuant to this Section 7.03 shall apply immediately following the abatement period specified in Section 1.03 above for the number of days to which Tenant is entitled to abatement pursuant to this Section 7.03.  If Tenant’s right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the Parking Facility, and/or the Property, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend.  To the extent Tenant is entitled to abatement because of an event covered by Sections 16 or 17 of this Lease, then the Eligibility Period shall not be applicable.  Except as provided in this Section 7.03, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

7.04  Except when and where Tenant’s right of access is specifically excluded as the result of (a) an emergency, (b) a requirement by Law, or (c) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, Parking Facility and the Building 24 hours per day, 7 days per week commencing on the date possession of the Premises is tendered to Tenant, and continuing until the Termination Date.

7.05   Notwithstanding any provision of this Lease to the contrary, Tenant may enter into leases for, and/or grant security interests in, Tenant’s Property in the Premises pursuant to commercially reasonable equipment leases and/or security agreements, and Landlord shall, upon the full execution and delivery of (i) Landlord’s standard form therefor (a copy of which is attached hereto as Exhibit L), or (ii) such other form required by Landlord, reasonably consistent with Landlord’s standard form attached hereto as Exhibit L, subordinate any landlord lien rights it may have in and to such items to the interest of the equipment lessors and lenders therein and, in the case of trade fixtures, waive any claim that the same are part of the Property by virtue of being affixed thereto.

8.             Leasehold Improvements.

All improvements in and to the Premises, including any Alterations (as defined in Section 9.03) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.01 below).  Landlord, however, except as specifically set forth below, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Alterations made after the Commencement Date that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Notwithstanding the foregoing, subject to Section I.D of the Work Letter, Tenant shall only be required to remove Initial Alterations installed pursuant to the Work Letter to the extent such Initial Alterations are non-typical general office improvements, and only the Required Removables designated by Landlord in accordance with Section I.D of the Work Letter shall be removed by Tenant before the Termination Date.  Upon prior written notice to Landlord, Tenant may remain in the Premises for up to five (5) days after the Termination Date for the sole purpose of removing the Required Removables.  Tenant’s possession of the Premises during such five (5) day period shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term, provided that if Tenant remains in possession of the Premises after the expiration of such five (5) day period, such occupancy shall be subject to the terms of Section 22 below. Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications installed by Tenant. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, within thirty (30) days after receipt of an invoice shall reimburse Landlord for the reasonable costs incurred by Landlord in connection with such repair and removal. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable.  Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration will be considered a Required Removables, provided that within the last 60 days of the Term, Tenant shall have the right to confirm with Landlord in writing that Landlord still requires the Required Removables to be removed by Tenant.

9.             Repairs and Alterations.

9.01 Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the non-structural portions of the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted (except to the extent of Tenant’s repair and maintenance obligations hereunder). Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (y) every 4 feet outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (z) at the Cable’ termination point(s).  Subject to the mutual waiver of subrogation set forth in Section 15 below, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with any out-of-pocket costs reasonably incurred by Landlord in connection therewith.

9.02 Landlord shall keep and maintain in good repair, condition and working order and perform maintenance upon the: (a) structural elements of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, members, beams, shafts (including elevator shafts), stairs, landscaping, fountains, water falls, exterior Building signage (but not any signage installed by Tenant or any other tenants or occupants of the Building), base building stairwells, elevator cabs and systems, plazas, art work, sculptures, men’s and women’s public washrooms, parking areas, Building mechanical, electrical and telephone closets, and all other Common Areas (as applicable and collectively, the “Building Structure”); (b) the base building mechanical (including HVAC), electrical, plumbing, sewer and water mains, sprinkler and fire/life safety systems (collectively, the “Base Building Systems”); and (c) the Parking Facility.  Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.  With respect to any utility lines, pipes, ducts, conduits and wires, and any other utility facilities to be placed by Landlord within the Premises for purposes of serving any premises other than the Premises (which placement shall be subject to the reasonable approval rights of Tenant), Landlord shall use commercially reasonable efforts to maintain, replace and/or to repair such lines, pipes, ducts, conduits and wires and any other such utility facilities in a manner designed to prevent leaks or related problems associated with such infrastructure which may have an impact on Tenant’s Premises.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld unless a “Design Problem”, as that term is defined, below, exists, in which event Landlord may withhold its consent in its sole and absolute discretion and shall be granted or denied (any denial shall include a list of objections and the reasons therefor) within 10 Business Days following Landlord’s receipt of Tenant’s notice.  If Landlord fails to timely respond to Tenant within such ten (10) Business Day period, then Tenant shall deliver a second notice requesting Landlord’s response to such consent request and stating that Landlord’s failure to respond shall be deemed approved and if Landlord thereafter fails to respond within five (5) Business Days, Landlord’s approval shall be deemed granted. A “Design Problem” is defined as, and will be deemed to exist if such Alteration may (i) affect the exterior appearance of the Premises or Building; (ii) adversely affect the Building Structure; (iii) adversely affect the Base Building Systems; (iv) unreasonably interfere with any other occupant’s normal and customary office operation, (v) adversely affect the certificate of occupancy issued for the Building, or (vi) fail to comply with applicable Laws.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any particular Alteration that (A) does not create or otherwise constitute a Design Problem, (B) is not inconsistent with Tenant’s use of the Premises for the Permitted Use, and (C) does not involve the expenditure of more than $50,000.00 (a “Permitted Alteration”); provided, however, that Tenant shall deliver written notice of such Permitted Alteration (and any information reasonably requested by Landlord relating to such Permitted Alteration) to Landlord at least ten (10) Business Days prior to the commencement of construction of such Permitted Alteration. Permitted Alterations shall otherwise be subject to all the other provisions of this Section 9.03.  Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building, provided that they shall be competitively priced and reasonably available); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord, provided that the Tenant originally named in this Lease shall not be obligated to provide any security. Changes to the plans and specifications must also be submitted to Landlord for its approval, which shall not be unreasonably withheld, except in connection with a Design Problem.  If Landlord fails to timely respond to Tenant within such three (3) Business Days after Tenant’s request for approval of any such change, then Tenant shall deliver a second notice requesting Landlord’s response to such consent request and stating that Landlord’s failure to respond shall be deemed approved and if Landlord thereafter fails to respond within two (2) Business Days, Landlord’s approval to such change shall be deemed granted.  Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality standards reasonably designated by Landlord as the minimum standard for the Building. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for any sums paid by Landlord for third party examination of Tenant’s plans for non-Permitted Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Permitted Alterations equal to 3% of the cost of such Alterations.  Upon completion, Tenant shall furnish “as-built” plans for non-Permitted Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.  Construction of the Initial Alterations shall be governed by the terms and conditions of Exhibit C and not this Section 9.

9.04  Tenant, as part of the Initial Alterations or thereafter, may install supplemental heating, ventilation and air conditioning systems in the Premises (the “Supplemental HVAC Unit”), which Supplemental HVAC Unit shall be subject to the prior reasonable approval of Landlord, including, without limitation, the location of the Supplemental HVAC Unit within the Premises.  The Supplemental HVAC System may be connected into the Building’s chilled water system and Tenant shall be responsible for the cost of all chilled water utilized by such Supplemental HVAC Unit.  The manner in which Tenant connects to Landlord’s chilled water loop, including, without limitation, the routing of any water lines, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed. Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of such Supplemental HVAC Unit and for the cost of installing a submeter to measure such electrical consumption.  In addition and subject to the terms of this Section 9.04, Tenant shall be permitted to use the Supplemental HVAC units that currently exist in the Premises. Such use shall be at Tenant’s sole risk, cost and expense, and Landlord shall have no responsibility with respect to Tenant’s use of the existing Supplemental HVAC Units.  Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of the Supplemental HVAC Unit with a HVAC service and maintenance contracting firm reasonably acceptable to Landlord.  Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the

Supplemental HVAC Unit.  The Service Contract shall provide that the contractor shall perform inspections of the Supplemental HVAC Unit at intervals of not less than six (6) months and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to the Supplemental HVAC Unit, together with any recommendations for maintenance, repair and/or replacement thereof.  Said report shall be furnished to Tenant with a copy to Landlord.  Upon the expiration or earlier termination of this Lease, title and ownership of said Supplemental HVAC Unit shall pass to Landlord.

9.05.  Tenant, at its sole cost and expense, subject to reimbursement from the Allowance, may install and maintain additional security systems to limit/monitor access to the Premises (“Tenant’s Security System”).  Landlord shall not be obligated to provide janitorial services for any limited access areas unless it is provided access thereto.  Prior to installation, Tenant must obtain Landlord’s approval of Tenant’s Security System, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s Security System shall be compatible with the Building’s access systems and comply with all Laws.  In the event that there are subsequent changes to the Building’s access control systems, Landlord shall not be responsible for altering Tenant’s Security System to be compatible therewith.

10.          Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building.  Except in emergencies that threaten injury to property or persons or to provide recurring Building services, Landlord shall provide Tenant with no less than 24 hours prior written notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.  Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in, or Tenant’s access to, the Premises, and if Landlord performs any work in the Premises during Building Service Hours, then Landlord shall use commercially reasonable efforts to schedule such work to minimize interference with the operation of Tenant’s business in, or Tenant’s access to, the Premises, provided that Tenant reasonably cooperates with Landlord’s scheduling efforts. Landlord acknowledges and agrees that Tenant may require that Landlord be accompanied by an employee of Tenant during any such entry into the Premises by Landlord; provided, however, that in no event shall the unavailability of such escort at the time that Landlord is permitted to enter the Premises delay Landlord’s entry into the Premises as permitted hereunder. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions.  However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours.  Except as expressly provided in this Lease, entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.          Assignment and Subletting.

11.01  Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned if Landlord does not exercise its recapture rights under Section 11.02.  Landlord shall grant or deny its consent to a proposed Transfer within 10 Business Days following Tenant’s request for Landlord’s approval as set forth herein.  If Landlord fails to timely respond to Tenant within such 10 Business Day period, then Tenant shall deliver a second notice requesting Landlord’s response to its consent request and stating that Landlord’s failure to respond shall be deemed an approval. If Landlord thereafter fails to respond to such second notice within 5 Business Days, Landlord’s consent shall be deemed granted. Notwithstanding the foregoing, Landlord will not withhold its consent solely because the proposed subtenant or assignee is an occupant of the Building if Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within 6 months of the proposed commencement of the proposed sublease or assignment. Except as provided below with respect to a Permitted Transfer, if the control of any entity which controls the voting shares/rights of Tenant changes at any time (i.e., more than 50% of the voting shares), such change of ownership or control shall constitute a Transfer unless (i) Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed or (ii) the stock of any entity which controls the voting shares/rights of Tenant is listed on a recognized securities exchange.  Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee.  Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02  Tenant shall provide Landlord with financial statements for the proposed transferee which are prepared in the ordinary course of its business, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request, provided that Landlord shall have no right to review any documents relating to the sale of Tenant’s business so long as such documents do not contain any terms applicable to the assignment or sublease. Within 10 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing in accordance with this Section 11, including the reasons for such refusal; or (c) except in connection with a Permitted Transfer or a Pre-Approved Transfer or in the event of an assignment of this Lease or subletting of more than 51% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer in accordance with this Section 11.02 below.  Tenant shall pay Landlord a review fee equal to the actual out-of-pocket costs, expenses and attorney fees incurred for Landlord’s review of any Permitted Transfer or requested Transfer, including the preparation and negotiation of any consent required of Landlord related to a Transfer.  Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or any material changes to Landlord’s commercially reasonable standard form of consent in connection with the proposed Transfer, such costs and expenses shall not exceed $1,500.00.  Notwithstanding anything to the contrary contained in this Section 11 (but not with respect to a Permitted Transfer or a Pre-Approved Transfer), in the event Tenant contemplates an assignment of this Lease or a subletting of more than 51% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), Tenant shall give Landlord notice (the Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 11.02 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within ten (10) Business Days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date, provided that Landlord shall separately demise the Contemplated Transfer Space, at Landlord’s cost, if Tenant would have entered into the Transfer without separately demising the Contemplated Transfer Space.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 11.02, then, subject to the other terms of this Section 11, for a period of 9 months (the “Nine Month Period”) commencing on the last day of such ten (10) Business Day period, then Tenant shall deliver a second notice requesting Landlord’s election and if Landlord thereafter fails to respond within five (5) Business Days, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any applicable Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Section 11.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 11.02.

11.03  Except with respect to a Permitted Transfer or a Pre-Approved Transfer, Tenant shall pay Landlord 50% of any “Transfer Premium,” as that term is defined in this Section 11.03, actually received by Tenant from such transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration which Tenant receives in connection with the Transfer, to the extent such rent and other consideration is attributable to a Transfer of Tenant’s interest in this Lease or the Premises (as opposed proceeds payable to Tenant in connection with the sale of Tenant’s business), in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable “Subleasing Costs,” as that term is defined in this Section 11.03, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved.  There shall be deducted from the Transfer Premium the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of-pocket costs of advertising the space subject to the Transfer, (vi) any improvement allowance or other economic concessions paid by Tenant to the transferee in connection with the Transfer; and (vii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer (collectively, “Subleasing Costs”).  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to transferee in connection with such Transfer (but excluding any proceeds payable to Tenant in connection with a sale of its business).  Tenant shall pay Landlord for Landlord’s share of any Transfer Premium within 30 days after Tenant’s receipt of the same.  If Tenant is in Monetary Default (as defined in Section 18), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease or sublease all or any portion of the Premises to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord and without the payment of any Transfer Premium, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (a) Tenant is not in Monetary Default under this Lease beyond any applicable notice and cure period provided in this Lease; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the stock or assets of Tenant and satisfy the Credit Requirement (defined below); (c) the Permitted Use does not allow the Premises to be used for retail purposes (i.e., sales to the public where the  public comes to the Premises); and (d) Tenant shall give Landlord written notice at least 15 days prior to the effective date of the Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give Landlord written notice within 10 days after the effective date of the proposed purchase, merger, consolidation or reorganization). Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied.  If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, “Affiliate” shall mean (i) an entity controlled by, controlling or under common control with Tenant; (ii) a purchaser or transferee of the assets or a majority of stock or membership interests of Tenant through a purchase, merger, consolidation or reorganization of Tenant by or with another entity (whether such acquisition takes the form of an asset sale, a stock sale or a combination thereof).  “Control,” as used in this Section 11.04, shall mean the ownership, directly or indirectly, of at least 51% of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least 51% of the voting interest in, any person or entity.  Notwithstanding anything to the contrary contained in this Section 11.04, “Permitted Transfer” shall also include (w) the issuance of stock in Tenant pursuant to an initial public offering, or (x) Tenant’s acquisition of other entities so long as Tenant’s financial strength immediately following such acquisition(s) is not less than that of Tenant as of the day prior to such acquisition(s).   The “Credit Requirement” shall be deemed satisfied if, as of the date immediately following the date of the Transfer, the financial strength of the entity with which Tenant is to merge or consolidate is not less than that of Tenant as of the day prior to the proposed Ownership Change, as determined (x) based on credit ratings of such entity and Tenant by both Moody’s and Standard & Poor’s (or by either such agency alone, if applicable ratings by the other agency do not exist), or (y) if such credit ratings do not exist, then in accordance with Moody’s KMV RiskCalc (i.e., the on-line software tool offered by Moody’s for analyzing credit risk) based on CFO-certified financial statements for such entity and Tenant covering their last two fiscal years ending before the Transfer.

11.05  Notwithstanding any contrary provision of this Section 11, Tenant shall have the right without the payment of a Transfer Premium and without the receipt of Landlord’s consent and without being subject to Landlord’s recapture right, but upon a minimum of 10 Business Days prior written notice to Landlord, to sublease up to 4,000 rentable square feet of the Premises (the “Pre-Approved Transfer”) to Helio LLC, a Delaware limited liability company (the “Pre-Approved Transferee”), on and subject to the following conditions: (i) such Pre-Approved Transferee shall not be permitted to occupy a separately demised portion of the Premises which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; and (ii) such Pre-Approved Transfer shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Section 11.  Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such Pre-Approved Transfer.  Any Pre-Approved Transfer permitted under this Section 11.05 shall not be deemed a Transfer under this Section 11.  Notwithstanding the foregoing, no such Pre-Approved Transfer shall relieve Tenant from any liability under this Lease.

12.          Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees (and not by Landlord).  Tenant shall give Landlord notice at least 10 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 Business Days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien.  Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees within 30 days after receipt of an invoice from Landlord.

13.          Indemnity and Waiver of Claims.

13.01  Except to the extent caused by negligence or willful misconduct of Landlord or the Landlord Related Parties or a breach of this Lease by Landlord, and subject to the terms of Section 15, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or a breach of this Lease by Landlord, and subject to the terms of Section 15, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises, (ii) any negligent acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors or licensees in connection with such parties’ activities in the Premises or the Building or on the Property, (iii) the use by Tenant of the Premises for the Permitted Use, or (iv) the breach by Tenant of the terms and conditions of this Lease.  Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or a breach of this Lease by Tenant, and subject to the terms of Section 15, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the negligent acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties or any of Landlord’s contractors or licensees in connection with such parties’ activities in the Building or on the Property or a breach of this Lease by Landlord, and subject to the terms of Section 15.

13.02  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant at the Building.

14.          Insurance.

Tenant shall maintain the following insurance (“Tenant’s Insurance”):  (a) Commercial General Liability Insurance/Excess Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b)  Property/Extra Expense Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence.  Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII.  All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors. In addition, Landlord shall be named as a loss payee with respect to Property Insurance on the Leasehold Improvements (but not with respect to Tenant’s Property). All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least 30 days’ advance written notice of any cancellation, termination, material change in coverage which causes such coverage to be less than that required by this Lease or lapse of insurance.

Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. Notwithstanding any contrary provision of this Section 14, Tenant may fulfill its insurance obligations under this Section 14 through a “blanket” insurance policy so long as such blanket insurance policy complies with the terms and conditions of this Section 14. Landlord shall carry commercial general liability insurance with respect to the Building during the Term, and shall further insure the Building during the Term (for the full replacement value to the extent consistent with the practices of landlords of the Comparable Buildings) against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage.  Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.  Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage, terrorist acts and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the  Building, or any portion thereof.  Notwithstanding the foregoing provisions of this Section 14, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (provided that in no event shall Landlord be required to carry earthquake insurance), and Worker’s Compensation and Employer’s Liability coverage as required by Law.  Except as specifically provided to the contrary in this Lease, the limits of either party’s insurance shall not limit such party’s liability under this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event of any termination of this Lease pursuant to Sections 16 or 17 below: (i) Tenant shall assign and deliver to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance on Leasehold Improvements required under Section 14 of this Lease for the lesser of (a) the unamortized value of the Initial Alterations (“Landlord’s TI Proceeds”), which such amortization to be calculated on a straight-line basis throughout the initial Term and (b) $30.00 per rentable square feet of the Premises; and (ii) the remainder of any insurance proceeds received by Tenant under Section 14 shall be retained by Tenant.

15.          Subrogation.

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, the Property, any additions or improvements to the Building or the Property, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.          Casualty Damage.

16.01  If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), or if all or any portion of the Building, including the Parking Facility, shall be made untenantable by fire or other casualty and Tenant’s use of or access to the Premises is materially interfered with as a result thereof, then Landlord shall, within 90 days following the date of the Casualty cause a licensed general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to substantially complete the repair and restoration of the Premises, any Common Areas  necessary to provide access to the Premises and the Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) (“Completion Estimate”).  If the Completion Estimate indicates that the Premises, any Common Areas necessary to provide access to the Premises or Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 20 days after receipt of the Completion Estimate, in which event this Lease shall terminate 30 days thereafter. Further notwithstanding any contrary provision of this Section 16.01, in the event that the Premises, Common Areas (but only to the extent it materially impacts Tenant’s use of or access to the Premises) or Parking Facility (but only to the extent it materially impacts Tenant’s use of or access to the Premises) have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty, then Tenant may elect to terminate this Lease by notifying Landlord in writing within 60 days after the date of the Casualty.  In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if:  (1) the Premises, the Common Areas and the Parking Facility have been materially damaged and there is less than 1 year of the Term remaining on the date of the Casualty and Tenant has not exercised its option to extend hereunder; (2) any Mortgagee requires that the insurance proceeds in excess of the “Landlord Contribution,” as that term is defined below, be applied to the payment of the mortgage debt; or (3) the damage is not fully covered by Landlord’s insurance policies (or by the insurance Landlord is required to carry hereunder), the amount of such shortfall (including deductibles) exceeds 5% of the replacement cost of the Building (“Landlord Contribution”), but with respect to this item 3, Landlord must also terminate all leases for space similarly affected by such loss. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises, Building or Parking Facility, as the case may be (but in connection with the repair and restoration of the Building, only to the extent required so that Tenant’s use of and access to the Premises is no longer materially interfered with), within 2 months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 30 days after the expiration of such period, as the same may be extended.  For purposes of this Lease, the term “Reconstruction Delays” shall mean:  (i) any delays caused by the insurance adjustment process (not to exceed 60 days in total); and (ii) any delays caused by Tenant.

16.02  If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises, Base Building and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord which are consistent with the character of the Property, provided that access to and use of the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon notice from Landlord, subject to the provisions of Section 14 above, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant.  Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant an abatement of Rent pursuant to the terms of Section 7.03 of this Lease (but the Eligibility Period shall not apply), provided that Tenant’s right to Rent abatement pursuant to the terms of this Section 16 shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith (provided that in no event shall such Rent re-commence until such time as Landlord has restored the Base Building to a commercially reasonable condition and Landlord has obtained whatever occupancy permits that are required to allow the Building to be open and operating and to allow the Tenant to conduct business operations from its Premises (assuming that Tenant has received a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for its Premises, which shall remain Tenant’s obligation)).

16.03  The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Property.

17.          Condemnation.

Either party may terminate this Lease if any material part of the Premises, or if all or a any portion of the Building which would materially interfere with Tenant’s use of or access to the Premises, is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building, but Landlord may only terminate this Lease pursuant to this sentence to the extent that Landlord terminates the leases of all tenants similarly affected by the Taking.  The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking.  The termination shall be effective on the date the physical taking occurs.  If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s Property, and for moving expenses, so long as such claim is payable separate to Tenant or is otherwise separately identifiable.    Subject to the foregoing, the right to receive compensation or proceeds are expressly waived by Tenant. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.          Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for five (5) Business Days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) Tenant’s failure to observe or perform according to the provisions of Articles 5, 11 and 23 of this Lease where such failure continues for more than an additional five (5) Business Days after notice from Landlord; provided, however, if Tenant’s failure to comply cannot reasonably be cured within such five (5) Business Day period, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as Tenant begins the cure within five (5) Business Days and diligently pursues the cure to completion; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord affecting the Building or Property, including, without limitation, any lease or agreement for parking. All notices sent under this Section 18 shall be in satisfaction of, and not in addition to, notice required by Law.

19.          Remedies.

19.01  Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19 or elsewhere in this Lease and waives any and all other notices or demand requirements imposed by applicable law):

(a)                                 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)                                     The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

(ii)                                  The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)                               The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)                              Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 2%.  For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.  The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)                                 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)                                  Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

19.02  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.03  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.

THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.  IF THE JURY WAIVER PROVISIONS OF THIS SECTION 19.03 ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY.  It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner.  Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).  Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 26.02 below.  The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 19.03, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections.  If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections.  If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections.  The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at Law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease.  The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages.  The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding.  The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 19.03.  In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than 6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed.   In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court.   Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder.  The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 19.03 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

19.04  No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord or Tenant at law or in equity.  Forbearance by Landlord or Tenant to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

19.05 This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.          Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY.  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT TO TERMINATE THIS LEASE FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, SALES PROCEEDS AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21.          Relocation.

INTENTIONALLY OMITTED.

22.          Holding Over.

Except for any permitted occupancy by Tenant under Section 8 above, if Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount equal to, (i) for the first thirty (30) days of such holdover, 125% of the sum of the Base Rent due for the period immediately preceding the holdover, and (ii) thereafter, 150% of the sum of the Base Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 30 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.          Subordination to Mortgages; Estoppel Certificate.

23.01  Subject to Tenant’s receipt of the NDA (as defined in Section 23.03 below), Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.  Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a

Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease to the representing party’s actual knowledge as of the existence of any defaults and the amount of Rent that is due and payable.

23.02     Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee (other than the Mortgagee existing on the date of this Lease) on such Mortgagee’s then current standard form of agreement.  “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

23.03  Landlord hereby represents that there is, as of the date hereof other than a leasehold as created by that certain lease, executed by Pacific Lighting Properties, Inc., as Lessor and Tishman Westwood Corporation, as Lessee, as referenced in the document entitled “Memorandum of Lease”, which was recorded March 25, 1968 as Instrument No. 2898 in Book M-2809 Page 475, for the term and upon and subject to all the provisions contained in said document, in said lease, and in all amendments thereto, as Parcel 2, there are no ground or underlying leases covering the whole or any portion of the Property. Within five (5) Business Days following the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall cause the fee owner of the Property to provide a commercially reasonable recognition, non-disturbance and attornment agreement in favor of Tenant in the form attached hereto as Exhibit M attached hereto (the “NDA”) and deliver the same to Tenant.

24.          Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. If Landlord has vacated its Notice Address without providing Tenant a new Notice Address, Tenant may serve notice in any manner described in this Section or in any other manner permitted by Law.  Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.          Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property.  Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property, except to the extent required by applicable Law.  Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.          Miscellaneous.

26.01  This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth.  If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities.  Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

26.02  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.  Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

26.03  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent or other sums payable by either party), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property which thereafter arise, so long as such obligations are assumed in writing by Landlord’s successor in interest.  Upon transfer Landlord shall be released from any further obligations thereafter arising hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

26.05  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease.  Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.  Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction.  Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07  Tenant may peacefully and quietly have, hold and enjoy the Premises, subject to the terms of this Lease without interference by Landlord or any persons lawfully claiming by or through Landlord, provided Tenant pays the Rent and fully performs all of its covenants and agreements within the applicable cure periods in this Lease.  This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building. Landlord shall take commercially reasonable steps to provide for such quiet enjoyment, including without limitation, enforcing leases of adjacent tenants of the Building to the extent that such leases are being breached and such breach impacts on the quiet enjoyment of Tenant; provided, however, notwithstanding the foregoing, Landlord shall not have any obligation to commence litigation against such adjacent tenants unless and to the extent that, given the nature and scope of such breach and the cost associated with the commencement and pursuit of such litigation, the same would be deemed commercially reasonable by a majority of landlords of Comparable Buildings.

26.08  This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents.  Neither party is relying upon any warranty, statement or representation not contained in this Lease.  This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant. Notwithstanding the foregoing, but subject to Section 9.03 above, Tenant shall have the right to use the telephone, electrical and janitorial closets, and to access the space above the ceiling, under the floor and within the walls of the Premises.

26.09 Landlord Default.  Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in Default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within 30 days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be in Default under this Lease if it shall commence such performance within such 30 day period and thereafter diligently pursue the same to completion; provided, further, however, if Landlord’s failure to perform an obligation results in a failure of essential services to the Premises or Building, the terms of Section 7.03 shall apply and Landlord shall use commercially reasonable efforts to satisfy such obligation as soon as thereafter as reasonably practicable. Upon any such Default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.  No right or remedy herein conferred upon or reserved to Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Tenant at law or in equity. Forbearance by Tenant to enforce one or more of the remedies herein provided upon an event of Default shall not be deemed or construed to constitute a waiver of such Default.

26.10 Tenant shall have the right, at Tenant’s expense, to 5 lines on the directory board in the main lobby of the Building, to display Tenant’s name or the name of any transferee permitted or approved pursuant to the terms of Section 11 above and the names of their principal employees.

26.11 Tenant shall have the right, at Tenant’s expense subject to the Allowance, to signage in the elevator lobby on the 8th floor of the Building.  Tenant shall submit detailed drawings of its proposed signage to Landlord for its review and approval, which Landlord shall not unreasonably withhold, delay or condition. Such signage shall be available to any transferee permitted or approved pursuant to the terms of Section 11 above.

{SIGNATURE BLOCKS FOR LANDLORD AND TENANT ARE ON THE FOLLOWING PAGE}

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Frank Campbell

	Name:	Frank Campbell

	Title:	Vice President

TENANT:

BOINGO WIRELESS, INC., a Delaware corporation

By:	/s/ David W. Hagan

Name:	David W. Hagan

Title:	Pres. & CEO

By:	/s/ Peter Hovenier

Name:	Peter Hovenier

Title:	VP Finance & Administration

95-4856877
Tenant’s Tax ID Number (SSN or FEIN)

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

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EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

1.                                       Payments.

1.01  Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”).  If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0.  Landlord shall provide Tenant with a statement (the “Estimate Statement”) which shall, on a line-item by line-item basis, set forth Landlord’s reasonable, good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term.  Landlord shall endeavor to provide such Estimate Statement to Tenant on or before April 1 of each then-current calendar year, provided that Landlord’s failure to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from enforcing its rights to collect any Expense Excess or Tax Excess under this Exhibit B.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of a revised Estimate Statement, Tenant’s monthly payments shall be based upon the revised Estimate Statement.  If Landlord does not provide Tenant with an Estimate Statement of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s Estimate Statement until Landlord provides Tenant with the new Estimate Statement.  Thereafter, Tenant shall pay, within thirty (30) days, a fraction of the new Estimate Statement for the then-current calendar year (reduced by any amounts paid pursuant to the preceding sentence of this Section 1.01).  Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year, including the month of such payment, and 12 as its denominator.  Any overpayment shall be refunded to Tenant within thirty (30) days of Tenant’s receipt of such new Estimate Statement or credited against the next due future installment(s) of Rent.

1.02  Landlord shall use commercially reasonable efforts, within one hundred fifty (150) days following the end of each calendar year, to furnish Tenant with a statement (the “Statement”) of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of any Rent then due and payable by Tenant.  If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the Statement of Expenses or Taxes, any underpayment for the prior calendar year.  Without limitation on other obligations of Tenant and Landlord which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent and the obligations of Landlord to refund any excess payments of Additional Rent, as provided for in this Section 1.02. shall survive the expiration of the Term to the extent such amounts are attributable to the Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Pro Rata Share of any Expenses or Taxes attributable to any calendar year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable calendar year or the Termination Date, provided that in any event Tenant shall be responsible for Tenant’s Pro Rata Share of Expenses and Taxes levied by any governmental authority or by any public utility companies at any time following the Termination Date which are attributable to any calendar year (provided that Landlord delivers Tenant a bill (a “Supplemental Statement”) for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

2.                                       Expenses.

2.01  “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property which are calculated pursuant to sound real estate management principles, consistently applied.  Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans for all persons at or below the level of portfolio manager or portfolio engineer who are engaged in the operation, management, maintenance or security

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of the Building and/or the Property; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employee’s wages, benefits and taxes shall be included in Expenses based on the portion of their working time devoted to the Building; (b) management fees (provided, however, in no event shall management fees for the exceed 3.5% of gross receipts for the Building); (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services (except as otherwise expressly excluded pursuant to Section 2.02 below); (f) rental and purchase cost of parts, supplies, tools and equipment, provided however, if any such parts, supplies, tools or equipment would be deemed a capital expenditure under sound real estate management and accounting principles consistently applied, then the determination of whether the rental or purchase cost of such item may be properly included in Expenses shall be governed by the terms of item (i) of this Section 2.01 below; (g) insurance premiums and deductibles, provided, however, that any insurance deductible paid by Landlord may only be included as an Expense to the extent (1) that the deductible is used for non-capital expenditures for the Building or Property or (2) such expenditures constitute a permitted capital expenditures pursuant to sound real estate management and accounting principles, consistently applied, and the same may be included in Expenses pursuant to Section 2.01(i) below; (h) electricity, gas and other utility costs to the Common Areas, except as expressly excluded in Section 2.02 below; and (i) the amortized cost of capital improvements, capital expenditures or other capital costs incurred in connection with the Building or the Property (the “Capital Items”) (as distinguished from replacement parts or components installed in the ordinary course of business which do not constitute capital expenditures, under sound real estate management and accounting principles, consistently applied) made to the Property which are: (1) performed primarily to reduce current or future operating expense costs, or to otherwise improve the operating efficiency of the Property, but only to the extent of the cost savings reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith based on sound documentation; or (2) required to comply with any Laws, except to remedy a condition existing prior to the Commencement Date which a federal, state or municipal governmental authority, if it had knowledge of such condition prior to the Commencement Date, would have then required to be remedied pursuant to the then-current Laws in their form existing as of the Commencement Date and pursuant to the then-current interpretation of such Laws by the applicable governmental authority as of the Commencement Date.  The cost of the Capital Items shall be amortized by Landlord over the reasonable useful life of the Capital Item.  The amortized cost of Capital Items may, at Landlord’s option, include actual or imputed interest at the Interest Rate.  Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties.

2.02  Expenses shall not include:

a)              the cost of capital improvements, alterations, equipment and repairs (except as set forth in Section 2.01 (i) above);

b)             depreciation;

c)              principal payments of mortgage and other non-operating debts of Landlord;

d)             the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

e)              costs in connection with leasing space in the Building, including brokerage commissions, marketing costs, legal fees, space planners’ fees, and advertising and promotional expenses incurred in connection with the original development, subsequent improvement, or original or future leasing of the Property;

f)                lease concessions, rental abatements and construction allowances granted to specific tenants;

g)             costs incurred in connection with the sale, financing or refinancing of the Building;

h)             fines, late charges, liquidated damages, interest (except as otherwise expressly permitted herein) and penalties incurred due to the late payment of Taxes or Expenses;

i)                 organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

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j)                 any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

k)              “Taxes”, as that term is defined in Section 3 below;

l)                 the cost of providing any service directly to and paid directly by any tenant;

m)           costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, by any tenant or occupant of the Property or by insurance from its carrier or any tenant’s carrier;

n)             costs incurred to comply with Laws with respect to “Hazardous Material” (as defined in Section VII.C of Exhibit F attached hereto), which was in existence in the Building or on the Property prior to the Commencement Date, and was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Property, would have then required the removal, remediation or other action with respect to such Hazardous Material (including, without limitation, the abatement, remediation or removal of asbestos or groundwater contamination); and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Property after the date hereof by Landlord or any other tenant of the Property or by anyone other than Tenant or the Tenant Related Parties and is of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then existed in the Building or on the Property, would have then required the removal, remediation or other action with respect to such Hazardous Material (including, without limitation, the abatement, remediation or removal of asbestos or groundwater contamination); and costs incurred with regard to the removal, remediation or other action with respect to asbestos containing materials or ground water contamination to the extent the same were not brought into the Project, onto the Property, or otherwise caused by Tenant or the Tenant Related Parties;

o)             any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Property to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

p)             costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property, including partnership accounting and legal matters, general corporate overhead and general administrative expenses, advertising and promotional expenditures, and costs of signs in or on the Property identifying the owner of the Property or other tenants’ signs; costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Property, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Property management, or between Landlord and other tenants or occupants;

q)             legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Property and/or Landlord’s violation of Laws;

r)                legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant;;

s)              any reserves retained by Landlord;

t)                costs arising from Landlord’s charitable or political contributions;

u)             amount paid as ground rental or as rental for the Property by the Landlord;

v)             all items and services for which Tenant or any other tenant in the Property reimburses Landlord, provided that Landlord shall use commercially reasonable efforts to collect such reimbursable amounts, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

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w)           costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

x)               fees and reimbursements payable to Landlord (including its parent organization, subsidiaries and/or affiliates) or by Landlord for management of the Property which exceed the management fee described in Section 2.01(b) above;

y)             rent for any office space occupied by property management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable property;

z)               all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of the Comparable Buildings) and shall be included as Expenses in the year in which the assessment or premium installment is actually paid;

aa)        costs arising from the gross negligence or willful misconduct of Landlord or the Landlord Related Parties;

bb)      any finders fees, brokerage commissions, job placement costs or job advertising cost, other than, but no more than once per year, with respect to a receptionist or secretary in the Property office, once per year;

cc)        any above Building standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events;

dd)      the cost of any training or incentive programs, other than for tenant life safety information services;

ee)        in-house legal and/or accounting (as opposed to office building bookkeeping) fees;

ff)            any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord;

gg)      any entertainment, dining or travel expenses for any purpose;

hh) costs of magazine and newspaper subscriptions, except to the extent related to the operation or management of the Building; and

ii) costs of specialty clubs and services not provided or offered to Tenant without charge.

Landlord agrees that any the cost of any tenant relations parties, events or promotions, or of any flowers, gifts, balloons, etc., provided to any parties by Landlord, shall be included in Expenses only to the extent such costs are reasonable and customary in the Comparable Buildings, and are provided to tenants in the Property on a non-discriminatory basis.

Subject to Landlord’s right to adjust the variable components of Expenses as set forth below in this Section, Landlord shall not collect Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurred for the items included in Expenses.

2.03 If at any time during the Base Year or any subsequent calendar year during the Term, the Building is not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Building, then the variable components of Expenses for the Base Year or any such calendar year which vary based on occupancy levels of the Building shall be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building.  Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each calendar year of the Term (including the Base Year). The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3.  “Taxes” shall mean:  (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and

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assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal of tax liabilities (but specifically excluding (A) any costs incurred by Landlord in connection with any Proposition 8 reduction pursued by Landlord and (B) any assessments on improvements in other tenants’ premises at the Property to the extent that the assessed valuation of such improvements exceeds $30.00 per rentable square foot of the applicable tenant’s premises). Without limitation, Taxes shall not include any excess profits taxes, franchise taxes, succession taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or any capital levy, transfer, capital stock, gift, estate or inheritance tax, or any items included as Expenses.  All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by Law (except to the extent inconsistent with the general practice of the “Comparable Buildings” (as defined in Section 1.17 of the Lease) and shall be included in Taxes in the year in which the assessment or premium installment is actually paid.  If a change in Taxes is obtained for any calendar year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.  Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed; provided, however, to the extent Taxes are reassessed as a result of the sale of Equity Office Properties Trust and its affiliates to Blackstone and its affiliates in February 2007), Taxes for the Base Year shall be grossed up to assume that such sale occurred on January 1, 2007.  Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord.  Any overpayment by Tenant shall be refunded to Tenant within thirty (30) days or credited against the next due future installment(s) of Rent. Without limitation on other obligations of Tenant and Landlord which shall survive the expiration of the Term, the obligations of Tenant to pay Tenant’s Pro Rata Share of any such increase in the Tax Excess and the obligations of Landlord to refund to Tenant any overpayment by Tenant, as provided in Section 3, shall survive the expiration of the Term to the extent such amounts are attributable to the Term.  For purposes of this Lease, Taxes shall be calculated as if the tenant improvements in the Building were fully constructed and the Property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes in every calendar year (including the Base Year) and the Taxes shall be deemed to be increased accordingly.

Notwithstanding anything to the contrary set forth in the Lease or this Exhibit B, the amount of Taxes for the Base Year and any subsequent calendar year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Taxes in the Base Year and/or a subsequent calendar year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Taxes due under this Lease; provided that (i) any reasonable costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in or deducted from Taxes nor included in Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this Section 3.01 is not intended to in any way affect (A) the inclusion in Taxes of the statutory 2.0% annual increase in Taxes (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Taxes pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of this Section 3. above.

4.               Audit Rights.  Within two (2) years after receipt of a Statement (including a Statement relating to the Base Year) by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an employee of Tenant who is an accountant employed by Tenant on a full-time, non-contingency fee basis, or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s pertinent accounting books and records with respect to the Statement and such supporting documentation that are reasonably related to Tenant’s review of the applicable Expenses and Taxes at Landlord’s offices in California, provided that Tenant is not then in Monetary Default under this Lease after the expiration of any applicable cure period and Tenant has paid all amounts required to be paid under the applicable Statement.  In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, which rules and procedures shall be consistent with the rules and procedures employed by institutional owners in the high rise office buildings industry, and shall execute a commercially reasonable confidentiality agreement regarding such inspection.  Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within 2 years of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement, except for claims involving fraud or similar claims to the extent allowable under applicable Laws.  If after such inspection, Tenant

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still disputes such Additional Rent, Landlord and Tenant shall meet in order to resolve the dispute.  If Landlord and Tenant are unable to resolve the dispute, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant not previously engaged by either Landlord or Tenant (the “Accountant”), who shall be mutually and reasonably selected by Landlord and Tenant; provided that if such determination by the Accountant proves that Expenses and Taxes were, in the aggregate, overstated by more than 5%, then the cost of the Accountant, the cost of Tenant’s accountant, and the cost of such determination shall be paid for by Landlord. If such audit or review by the Accountant reveals that Landlord has overcharged or undercharged Tenant, then within thirty (30) days after the results of such audit, Landlord shall reimburse Tenant the amount of the overcharge or Tenant shall pay the amount of the undercharge, as applicable.  Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses and Taxes payable by Tenant shall be as set forth in this Section 4, and Tenant hereby waives any and all other rights pursuant to applicable Law to inspect such books and records and/or to contest the amount of Expenses and Taxes payable by Tenant, except for claims involving fraud or similar claims to the extent allowable under applicable Laws.

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EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

A.                                   Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit is attached and all prepaid rental,  letter of credit and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant (and its contractors) has delivered to Landlord evidence of insurance as required under the Lease and this Work Letter, and has received Landlord’s approval of the plans for the Initial Alterations, or a portion thereof, to be performed and the contractors to be retained by Tenant to perform such Initial Alterations in accordance with the terms of this Work Letter.  Landlord acknowledges and agrees that, notwithstanding anything to the contrary contained in this Work Letter, Tenant shall be entitled to submit all plans for the Initial Alterations, including demolition and preliminary construction work, Final Space Plans and Final Working Drawings, in increments and the terms herein for approval of plans shall apply independently to each such increment.  This Work Letter and not Article 9 of the Lease shall govern and control the initial design and construction of the Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s review of Tenant’s plans shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with law, or other like matters. Accordingly, notwithstanding that any of Tenant’s plans are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in any of Tenant’s plans, and Tenant’s waiver and indemnity set forth in Article 13 of the Lease shall specifically apply to the Tenant’s plans, except to the extent that, despite Tenant’s objection thereto based upon identified omissions or errors, Landlord has required a modification to the plans as a condition to Landlord’s approval thereof.  Landlord’s approval of the contractors to perform, and the architect and engineers to design, the Initial Alterations shall not be unreasonably withheld and shall be granted or denied within five (5) Business Days of submission by Tenant, provided that Landlord hereby pre-approves Howard Building Corporation as Tenant’s general contractor, H.O.K. as the architect, and CRESA as Tenant’s project manager, as well as the architects, engineers and other consultants identified on Schedule 1 annexed hereto and made a part hereof.  Landlord shall have the right to reasonably approve of any subcontractors used in connection with the Initial Alterations, provided that Landlord shall have the right to require a particular subcontractor to perform fire life-safety work in connection with the tie-in of Tenant’s systems to the Base Building Systems at the point of connection therefor (provided that such subcontractor required by Landlord to be used shall be competitively priced taking into account the quality of work, experience, and reputation of such required subcontractor). Any subcontractors, laborers, materialmen, and suppliers retained to perform drywall and/or acoustical ceiling work shall all be union labor in compliance with the then existing master labor agreements.  The parties agree that Landlord’s approval of the general contractor or any subcontractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor or subcontractor, as the case may be, (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance (or name Landlord as an additional insured on such insurance) in amounts and with such coverage as may be reasonably required by Landlord, including, without limitation, (a) worker’s compensation insurance covering all of their respective employees, and (b) public liability insurance, including property damage, all with limits, in form and with companies as required to be carried by Tenant as set forth in Section 14 of the Lease to the extent such limits of liability and such insurance companies are generally required by landlords of Comparable Buildings and customary for such respective contractors and subcontractors employed by tenants constructing improvements in such Comparable Buildings), (iii) does not provide current financial statements reasonably acceptable to Landlord, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. To the extent reasonably required by Landlord, Tenant or Tenant’s general contractor shall carry “Builder’s All Risk” insurance in an amount not to exceed the amount of the contract for the Initial Installations covering the

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construction of the Initial Alterations, it being understood and agreed that the Initial Alterations shall be insured by Tenant pursuant to Section 14 of the Lease immediately upon completion thereof. Landlord agrees that its approval of any plans shall not be withheld unless such plans or the Initial Alterations create an “Initial Alterations Design Problem” (as that term is defined below).  An “Initial Alterations Design Problem” is defined as, and will be deemed to exist if Tenant’s plans or any Initial Alterations may (a) affect the exterior appearance of the Premises or Building; (b) adversely affect the Building Structure; (c) adversely affect the Base Building Systems; (d) unreasonably interfere with any other occupant’s normal and customary office operation, (e) adversely affect the certificate of occupancy issued for the Building, or (f) fail to comply with applicable Law.

B.                                 Landlord’s Approval.  Landlord’s approval of any Tenant plans (including, without limitation, Tenant’s engineering and construction drawings relating to the Initial Alterations) and any other items submitted for Landlord approval hereunder (unless a lesser time is specified) shall be granted or denied by Landlord within five (5) Business Days following Tenant’s request therefor. Notwithstanding the foregoing, Landlord shall only disapprove Tenant’s other plans for an Initial Alterations Design Problem.  Any resubmittal of any other Tenant plans to Landlord following Landlord’s disapproval thereof shall be reviewed by Landlord with approval thereof being granted or denied within three (3) Business Days following Landlord’s receipt of the revised other Tenant plans or such resubmittal shall be deemed approved.  In the event that Landlord disapproves of any other Tenant plans pursuant to this Section B, then Tenant shall have such Tenant plans revised and resubmitted to Landlord.

C.                                 Final Working Drawings.  Tenant, Tenant’s architect and Tenant’s engineers shall complete the architectural and engineering drawings for the Initial Alterations, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain the Required Permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Landlord shall, within five (5) Business Days after Landlord’s receipt of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions (which conditions must be stated in a reasonably clear manner) to be satisfied by Tenant prior to submitting the Final Working Drawings for the Required Permits, to the extent the Final Working Drawings contain an Initial Alterations Design Problem, or (iii) disapprove the Final Working Drawings for an Initial Alterations Design Problem and return the same to Tenant with requested revisions; provided, however, that Landlord shall only disapprove the Final Working Drawings if they contain an Initial Alterations Design Problem.  If Landlord disapproves the Final Working Drawings, Tenant shall resubmit the Final Working Drawings to Landlord, and Landlord shall approve or disapprove of the resubmitted Final Working Drawings, based upon the criteria set forth in this Section C, within five (5) Business Days after Landlord receives such resubmitted Final Working Drawings.  Such procedure shall be repeated until the Final Working Drawings are approved by Landlord.  If Landlord fails to timely respond to Tenant within any applicable response period referenced herein for Landlord’s approval of the Final Working Drawings, then Tenant shall deliver a second notice requesting Landlord’s response to such Final Working Drawings and if Landlord thereafter fails to respond within three (3) Business Days, Landlord’s approval shall be deemed granted.

D.                                 Required Permits.  The Final Working Drawings shall be approved by Landlord pursuant to Section C. above, (as approved, the “Approved Working Drawings”) prior to the commencement of the construction of the Initial Alterations.  Tenant shall cause Tenant’s space planner to promptly submit the Approved Working Drawings to the appropriate municipal authorities to obtain the required permits for construction of the Initial Alterations (the “Required Permits”).  At the time of Landlord’s approval of the Final Working Drawings, Landlord shall advise Tenant in writing as to which portions of the Initial Alterations, if any, constitute additional Required Removables (in addition to those expressly identified in Section 8 of the Lease) which shall be removed by Tenant prior to the Termination Date pursuant to the terms of Section 8 of the Lease; provided, however, in no event shall Landlord require Tenant to remove any Initial Alterations that constitute typical general office improvements or do not cost more than general office improvements to demolish. Notwithstanding anything to the contrary set forth in this Section D, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises, and that the obtaining of the same shall be Tenant’s responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy; provided further, however, any third party costs actually and reasonably incurred by Landlord in so cooperating shall be promptly reimbursed by Tenant; provided, further, that Landlord shall be responsible for any Property and Building violations or applicable Laws to the extent required by applicable laws governing general office use (as opposed to Tenant’s contemplated specific use of the Premises) and to the extent required by the City of Los Angeles as a condition to the issuance of the Required Permits and/or any certificate of occupancy. No material changes, modifications or alterations in the Approved Working Drawings may be made

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without the prior written consent of Landlord in accordance with the terms of Section E below.

E.                                     Change Orders.  In the event Tenant desires to change the Approved Working Drawings, Tenant shall deliver written notice (the “Drawing Change Notice”) of the same to Landlord, setting forth in detail the changes (the “Tenant Change”) Tenant desires to make to the Approved Working Drawings.  Landlord shall, no later than (A) five (5) Business Days after receipt of a Drawing Change Notice to the extent the modification would reasonably require material engineering or architectural review (e.g., any change which could reasonable cause an Initial Alteration Design Problem), or (B) five (5) Business Days after receipt of any other Drawing Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver written notice to Tenant specifying in reasonably sufficient detail the reasons for Landlord’s disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change creates an Initial Alterations Design Problem.  If Landlord fails to timely respond to Tenant within any applicable response period referenced herein for Landlord’s approval of the Tenant Change, then Tenant shall deliver a second notice requesting Landlord’s response to such Tenant Change and if Landlord thereafter fails to respond within three (3) Business Days, Landlord’s approval shall be deemed granted.  Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant; provided, however, that to the extent the “Allowance” (defined in Section E below) has not been depleted, such payment shall be made out of the Allowance, subject to the terms of this Work Letter for the disbursement of the Allowance.

F.                                   Allowance.  Landlord agrees to contribute the Allowance toward the cost of design and construction of the Initial Alterations.  The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for demolition and costs in connection with the Initial Alterations including, without limitation, cabling and conduiting, the payment of plan check, permit and license fees, consultants fees, signage, testing and inspection costs, after-hours HVAC usage, Title 24 fees, and contractors’ fees and general conditions and as otherwise provided in Section G below.  The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within thirty (30) days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s Mortgagee may reasonably require; (iv) a request to disburse from Tenant in a form reasonably approved by Landlord containing an approval by Tenant of the work done (vis-à-vis Landlord) and showing the schedule, by trade, of percentage of completion of the Initial Alterations in the Premises, detailing the portion of the work completed and the portion not completed; and (v) all other information reasonably requested by Landlord.  Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with:  (1) general contractor and architect’s completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) record set plans of the Initial Alterations marked with all changes from approved drafts, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the Approved Working Drawings, and in accordance with applicable laws, codes and ordinances.  In no event shall Landlord be required to disburse the Allowance more than one time per month.  If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Monetary Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured. Notwithstanding any provision to the contrary contained in this Work Letter, in the event that any of the Allowance required to be paid by Landlord in accordance with the terms of this Work Letter are not paid when due (provided that all applicable conditions for the payment of any such amounts set forth herein have been fully satisfied, including, but not limited to, the expiration of any time period set forth herein for Landlord to pay any such amounts), Tenant shall have the right, following thirty (30) days written notice to Landlord, to offset such amounts, together with interest at the Interest Rate from the date such payments were due, against the next payments of Base Rent, on a monthly basis, until such amounts are fully exhausted; provided, however, that Landlord shall have the right, in good faith, to notify Tenant in writing within thirty (30) days following Landlord’s receipt of Tenant’s notice that the amounts described in Tenant’s notice have been previously paid by Landlord, and upon Landlord providing evidence thereof to Tenant, Tenant shall not be entitled to offset such amount against monthly Base Rent.

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G.                                    Outside Date.  In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant except as set forth herein.  If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by December 31, 2008 (subject to extension for any Commencement Date Delays in accordance with Section K below), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Notwithstanding anything to the contrary contained therein, Tenant shall be entitled to: (i) receive a credit against Base Rent coming due under the Lease, and/or (ii) purchase furniture, fixtures and equipment for use within the Premises in an amount, at Tenant’s election, of up to $251,030.00 (i.e., $10.00 per rentable square foot of the Premises).  In the event Tenant elects to apply all or a portion of the Allowance as a credit against Base Rent such credit may be applied against Base Rent for the 8th full calendar month of the Term and thereafter but for periods prior to December 31, 2008.  In the event Tenant elects to use any portion of the Allowance for the purchase of furniture, fixtures and equipment for use within the Premises, subject to the maximum set forth above, Landlord shall disburse the Allowance, or applicable portion thereof, to Tenant within 30 days after the later to occur of: (x) receipt of invoices from Tenant with respect to Tenant’s actual costs of the furniture, fixtures and equipment as described above, and (y) the date Landlord delivers the Premises to Tenant.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations, and/or Allowance.  Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 3% of the total cost of the Initial Alterations but not including any portion of the Allowance used for items (i) and/or (ii) above.

H.                                   INTENTIONALLY OMITTED.

I.                                        AS-IS CONDITION. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises; provided, however, that the foregoing shall in no way limit or alter Landlord’s ongoing obligations under Sections 5 and/or 9.02 of this Lease. In connection with Tenant’s construction of the Initial Alterations, Landlord shall comply with all Laws relating to Base Building, provided that compliance with such Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises.  Landlord shall be permitted to include in Expenses any costs or expenses incurred by Landlord under Paragraph I to the extent consistent with the terms of Exhibit B, attached hereto. Further, Landlord agrees that the Base Building electrical, HVAC (i.e., heating, ventilation and air conditioning) and plumbing systems shall be, on the date the Premises are delivered to Tenant, in good working order.

J.                                        Inapplicability to Other Premises.  This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

K.                                   Commencement Date Delays.  The Commencement Date shall occur as provided in Section 1.06 of this Lease; provided that the “Build-Out Period” shall be extended on a day-for-day basis by the number of actual days of delay of the “Substantial Completion of the Initial Alterations,” as that term is defined in Section K.2 below beyond November 1, 2007, to the extent actually and directly caused by a “Commencement Date Delay,” as that term is defined below.  As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Caused Delay,” as those terms are defined below in this Section K.  Solely for purposes of this Work Letter and in determining a Commencement Date Delay, the term “Force Majeure Delay” shall mean only an actual delay resulting from fire, wind, damage or destruction to the Buildings, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, strikes, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes, failure of utilities, inability to secure labor or materials or reasonable substitutions therefor or inability to secure permits and governmental inspections beyond the time period that would normally be required to secure such permits and inspections on an objective basis by any other person or entity constructing improvements comparable to the Initial Alterations; provided, however, in no event shall a “Force Majeure Delay” include any delay to the extent caused by the non-general office nature of the build-out of the Initial Alterations.  A “Landlord Caused Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord or the Landlord Related Parties, including, without limitation, (i) except to

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the extent Landlord’s approval under this Work Letter is deemed granted pursuant to the terms of this Work Letter, failure of Landlord to timely approve or disapprove the Final Space Plan, Final Working Drawings, any Tenant Change, or any other plans or specifications for the Initial Alterations within the time periods set forth in this Work Letter or the Lease, as applicable, or otherwise within a reasonable period of time; (ii) material and unreasonable interference by Landlord, its agents, or the Landlord Related Parties (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Initial Alterations and which objectively preclude or delay the construction of tenant improvements in the Building or any portion thereof, which interference relates to access by Tenant, or Tenant’s agents to the Building or any reasonably necessary Building facilities (including loading docks and freight elevators) or service and utilities (including temporary power and parking areas as provided herein) on a twenty-four (24) hour per day, seven (7) days per week, basis; (iii) a material breach by Landlord of a provision of this Work Letter or as specifically provided in this Work Letter; (iv) Landlord’s failure to maintain a temporary or permanent certificate of occupancy or its alternative for the Building by the date of execution of this Lease; (v) Landlord’s failure to deliver possession of the Premises to Tenant in accordance with Section 3.02 of the Lease; and (vi) delays due to the acts or failures to act of Landlord, its agents, employees or contractors.

1.                                      Determination of a Commencement Date Delay.  If Tenant contends that a Landlord Caused Delay has occurred, Tenant shall notify Landlord in writing of the event that constitutes such Landlord Caused Delay (the “Delay Notice”).  If such actions, inaction or circumstance described in the Delay Notice are not cured by Landlord within one (1) Business Day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Landlord Caused Delay, then a Landlord Caused Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends. If Tenant contends that a Force Majeure Delay has occurred, Tenant shall immediately notify Landlord in writing of the event that constitutes such Force Majeure Delay (also a “Delay Notice”).

2.                                      Definition of Substantial Completion of the Initial Alterations.  For purposes of this Section K, “Substantial Completion of the Initial Alterations” shall mean the issuance of a temporary certificate of occupancy for the subject space (or its legal equivalent allowing occupancy of such space) (the “C of O”) and completion of construction of the Initial Alterations in the Premises pursuant to the Approved Working Drawings, including any furniture, fixtures, work stations, built-in furniture or equipment necessary to obtain the C of O, with the exception of (i) any punch list items, (ii) any furniture, fixtures, work stations, built-in furniture or equipment not required to obtain the C of O (even if the same requires installation or electrification by Tenant’s agents) and (iii) any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the Commencement Date).

L.                                        Parking and Other Services.  During the period of design and construction of the Initial Alterations, installlation of Tenant’s furniture, fixtures and equipment, and move into the Premises, Tenant shall not be required to pay for, and Landlord shall not deduct from the Allowance, any charges for (1) contractor, subcontractor, consultants, and architect parking (subject, however, to commercially reasonable availability), or (2) the use of freight elevator (subject to scheduling with Landlord), restrooms, loading docks, security (except to the extent additional security personnel are required in connection therewith, in which event Tenant shall be responsible for the actual cost of such additional security personnel), or utilities (except to the extent Tenant requires HVAC outside of Normal Construction Hours [which are from 7:00 a.m. to 6:00 p.m., Mondays through Fridays, and from 8:00 a.m. to 1:00 p.m., Saturdays] and on Holidays, in which event Tenant shall reimburse Landlord at the prevailing hourly rate for such after hours HVAC service).

M.                                    Common Areas.  Notwithstanding any contrary provision of this Work Letter, Tenant shall not be required to pay (and there shall be no deduction from the Allowance) for any costs incurred by Landlord in connection with any construction in the Common Areas of the Building which is required for such Common Areas to comply with the building code of the City of Los Angeles, unless such work is required as a result of any non-general office improvements which are being installed or constructed in the Premises as a part of the Initial Alterations.

N.                                      No Bond.  No bond shall be required in connection with the Initial Alterations.

O.                                    Freight Elevator.  Landlord shall cause at least one freight elevator to be reasonably available to Tenant during the construction of the Initial Alterations and Tenant’s move into the Premises.

P.                                      Hazardous Materials.  In the event that any Hazardous Materials (as defined in Section VII.C of

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Exhibit F of the Lease to which this Exhibit C is attached) exist in the Premises as of the date of this Lease, following notice thereof from Tenant, Landlord shall, at Landlord’s sole cost and expense, remove, abate or otherwise treat such Hazardous Material to the extent required to comply with applicable Laws and any actual delays encountered in the completion of the Initial Alterations as a direct result of the presence of such Hazardous Material shall be treated as a Landlord Caused Delay.

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SCHEDULE 1 TO EXHIBIT C

LIST OF ARCHITECTS, ENGINEERS & OTHER CONSULTANTS

HOK — Architect

Syska Hennessey — MEP

Saiful Bouquet — Structure

PlanNet — Technical Consultant

Cresa Partners, LLC —PM

Modern Communications-Cable Vendor

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EXHIBIT D

COMMENCEMENT LETTER

(EXAMPLE)

Tenant	BOINGO WIRELESS, INC.
Address	10960 Wilshire Boulevard
Suite 800
Los Angeles, CA
Attn:

Re:                               Commencement Letter with respect to that certain Lease dated as of the     day of            , 2007, by and between CA-10960 Wilshire Limited Partnership, a Delaware limited partnership, as Landlord, and BOINGO WIRELESS, INC., a Delaware corporation, as Tenant, for 25,103 rentable square feet (the “Premises”) on the 8th floor of the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

Dear                                                   :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.                                       The Commencement Date of the Lease is                                        ;

2.                                       The Termination Date of the Lease is                                              ;

3.                                       Letter of Credit Reduction Dates are as follows:

(a)          $480,000.00 on                                        ;

(b)         $360,000.00 on                                        ; and

(c)          $240,000.00 on                                        .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

PURSUANT TO SECTION 3.01 OF YOUR LEASE, YOU ARE REQUIRED TO RETURN AN EXECUTED COPY OF THIS NOTICE TO LANDLORD WITHIN TEN (10) BUSINESS DAYS FOLLOWING YOUR RECEIPT HEREOF, AND THEREAFTER THE STATEMENTS SET FORTH HEREIN SHALL BE CONCLUSIVE AND BINDING UPON YOU. YOUR FAILURE TO TIMELY EXECUTE AND RETURN THIS NOTICE SHALL CONSTITUTE YOUR ACKNOWLEDGEMENT THAT THE STATEMENTS INCLUDED HEREIN ARE TRUE AND CORRECT, WITHOUT EXCEPTION.

Sincerely,

CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:                              EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

Agreed and Accepted:

Tenant:	BOINGO WIRELESS, INC., a Delaware corporation

By:
Name:
Title:
Date:

cc:                                 EOP Lease Administration

EOP Leasing AA

EOP Legal

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EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Parking Facilities, the Property and the appurtenances.  In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control.  Capitalized terms have the same meaning as defined in the Lease.

1.                                       Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises.  No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.  At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                       Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.                                       No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.

4.                                       Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                       Except for “Secured Areas” (defined in Section IV of Exhibit F to the Lease), Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises.  A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys.  All keys in Tenant’s possession shall be returned to Landlord at the expiration or early termination of the Lease.

6.                                       All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard reasonable rules, regulations, policies and procedures, which may be revised from time to time, provided that such rules, regulations, policies and procedures shall not be enforced in a discriminatory manner vis-à-vis Tenant.

7.                                       Movement in or out of the Building of bulky furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner reasonably required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  Subject to Section 15 of the Lease, if equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

8.                                       Landlord shall have the right to approve the bulk weight, bulk size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld.  Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.                                       Corridor doors, when not in use, shall be kept closed.

10.                                 Tenant shall not:  (1) make or permit any unreasonably objectionable noises or odors in the Building, or otherwise unreasonably interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s reasonable opinion, constitute a nuisance.

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11.                                 No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

12.                                 No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws.  Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. Notwithstanding the foregoing, Landlord acknowledges, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized by Law as hazardous materials.  Landlord agrees that the use of such products in the Premises in compliance with all applicable Laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 12.

13.                                 Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.                                 Tenant shall not knowingly take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take all reasonable actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume.  Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                                 Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises by means of gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building. Landlord acknowledges and agrees that Tenant’s use of the telephone lines and other telecommunications facilities in the Building as of the date of this Lease are within Tenant’s proportionate share.

16.                                 Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.                                 Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                                 Landlord may from time to time adopt systems and procedures for the security and safety of the Building and the Property, its occupants, entry, use and contents, provided that such systems and procedures shall not be enforced in a discriminatory manner vis-à-vis Tenant.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                                 Landlord shall have the right to prohibit the use of the name of the Building in a manner that in Landlord’s sole opinion may impair the reputation of the Building or its desirability.  Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                                 Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building.  Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.                                 Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior

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appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                                 Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                                 The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

I.                                         ASBESTOS NOTIFICATION.  Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit H hereto, disclosing the existence of asbestos in the Building. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable Laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable Laws.

II.                                     LETTER OF CREDIT.

A.                                   General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s Default of the Lease (beyond any applicable notice and cure periods set forth in the Lease), including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit J hereto (or otherwise in a form reasonably acceptable to Landlord that complies with the terms required herein), in the face original face amount of $609,305.00 (the “Letter of Credit Amount”) (subject to decrease from time to time in accordance with the terms of this Section II below), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s reasonable discretion (the “Bank”), permitting multiple and partial draws thereon, and otherwise in form reasonably acceptable to Landlord.  Notwithstanding the foregoing, Landlord hereby pre-approves of Silicon Valley Bank.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount (subject to decrease from time to time in accordance with the terms of this Section II below) through the date (the “Final LC Expiration Date”) that is thirty (30) days after the scheduled expiration date of the Term.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit, or certificate of renewal or extension, or an amendment of the Letter of Credit then held by Landlord extending the same to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord.  Any renewal or replacement Letter of Credit, or certificate of renewal or extension, or an amendment of the Letter of Credit then held by Landlord extending the same shall comply with all of the provisions of this Section II, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be reasonably acceptable to Landlord.  Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall have the right, from time to time throughout the Term, to post a substitute letter of credit for the Letter of Credit then held by Landlord, provided that such substitute letter of credit shall comply with all of the provisions of this Section II, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit then held by Landlord or such other terms as may be reasonably acceptable to Landlord.  Landlord agrees to deliver the Letter of Credit then held by Landlord to Tenant on or before the Final LC Expiration Date.

B.                                     Drawings under Letter of Credit.  In addition to the requirements for the Letter of Credit set forth in Section II.A above, the form and terms of the Letter of Credit shall provide, among other things, in effect that Landlord, or its assignee or mortgagee, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Landlord’s or its assignee’s or mortgagee’s written certification signed by an authorized officer or representative of Landlord, its assignee or mortgagee (followed by his/her name and designated title) stating that (1) such amount is due to Landlord, or its assignee, under the terms and conditions of the Lease, (2) the Bank has notified Landlord that the Letter of Credit will not be extended beyond the current expiration date of the Letter of Credit; (3) Tenant has filed a voluntary petition

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under the Federal Bankruptcy Code, (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, or (5) Tenant executes an assignment for the benefit of creditors or other similar liquidation proceeding or windup proceeding.  Upon Tenant’s Default under this Lease (beyond any applicable notice and cure period set forth in the Lease, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit and use all or part of the proceeds to (i) satisfy any amounts due to Landlord from Tenant, and (ii) satisfy any other damage, injury, expense or liability caused by Tenant’s Default under the Lease (beyond any applicable notice and cure period set forth in the Lease).  In addition, if Tenant fails to furnish a new Letter of Credit, or certificate of renewal or extension, or an amendment of the Letter of Credit then held by Landlord extending the same at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section II (the “LC Proceeds Account”).

C.                                     Use of Proceeds by Landlord.  Any unused proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate); provided, however, Landlord agrees to pay any unapplied proceeds to Tenant within thirty (30) days after the expiration or earlier termination of the Term.  Landlord may immediately, upon any draw on the Letter of Credit in accordance with this Section II (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i)  against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under the Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with any Default by Tenant under the Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default under the Lease.  Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code and amounts remain due under the Lease, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until the earlier of the date either (i) all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or (ii) such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

D.                                    Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) Business Days after Landlord notifies Tenant that it has drawn down upon the Letter of Credit and the amount of such draw, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section II, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute a Default by Tenant. If Landlord draws upon the Letter of Credit for a non-monetary default under the Lease, Tenant shall have the right to replace any proceeds of the Letter of Credit so drawn upon by Landlord and not yet applied by Landlord to cure such default and/or to compensate Landlord for the damages suffered by Landlord as a result thereof with an additional Letter of Credit up to the then required Letter of Credit Amount which complies with all of the provisions of this Section II, and Landlord shall return such unapplied proceeds to Tenant within five (5) Business Days after the later of the date Landlord receives such additional Letter of Credit and Tenant has cured such default. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

E.                                      Nature of Letter of Credit.  Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section

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now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section II above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

F.                                      Reduction in Letter of Credit Amount.

1.                                       Provided that Tenant has met Landlord’s “LC Reduction Conditions” as defined in Section II.F.2 below, Tenant shall be entitled to reduce the Letter of Credit Amount to the amounts set forth below on the dates set forth below (“Target Reduction Date”) so that the reduced Letter of Credit Amounts will be as follows: (a) $480,000.00 on the first day of the 24th full calendar month of the Term; (b) $360,000.00 on the first day of the 36th full calendar month of the Term; and (c) $240,000.00 on the first day of the 48th full calendar month of the Term. If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular Target Reduction Date due to Tenant’s failure to satisfy the LC Reduction Conditions described below, then upon satisfying the LC Reduction Conditions, the Letter of Credit Amount shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied the LC Reduction Conditions necessary for such reduction. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount. If Tenant is entitled to reduce the Letter of Credit, Landlord agrees to provide any authorizations required by the Bank to accomplish such reduction upon the Bank’s written request to Landlord. In the event Landlord fails to take the required action to provide any such authorizations required by the Bank within ten (10) Business Days from receipt of Tenant’s written notice requesting Landlord’s required action, Tenant shall deliver a second written notice to Landlord requesting Landlord’s required action which notice shall conspicuously state that Landlord’s failure to act will result in a further reduction of the Letter of Credit.

2.                                       Definitions.

(i)                                     For purposes hereof, the “LC Reduction Conditions” shall be deemed to have been satisfied as of any Target Reduction Date if and only if no Monetary Default exists under the Lease as of such Target Reduction Date.

III.                                 TELECOMMUNICATIONS PROVIDERS.  Tenant shall be permitted, at its sole cost and expense, to contract with any telecommunications provider of its choice; provided, however, such telecommunications provider shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, further, subject to the terms of this Lease, including Article 5 and subject to the reasonable, non-discriminatory rules and regulations of Landlord, Landlord shall provide Tenant’s telecommunications provider(s) access to the Building’s risers and rooftop, when accompanied and supervised by an authorized representative of Landlord (unless such representative is not reasonably available), for the purpose of installing any necessary cabling, wiring and conduit (but not any other equipment, such as equipment racks, or telephone switches) in accordance with plans and specifications approved in writing, in advance, by Landlord, which approval shall not be unreasonably withheld or conditioned and shall be granted or denied within ten (10) Business Days.  Notwithstanding the foregoing, Tenant shall remove any such cabling or wiring installed by Tenant within any conduit installed by Tenant upon the expiration or earlier termination of the Term and repair any damage caused by such removal at its sole cost and expense, provided that Tenant shall not be obligated to remove such conduit.

IV.                                 SECURED AREAS.  Notwithstanding anything to the contrary set forth in the Lease, Tenant may

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designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency.  Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems, or (ii) is required by Law.

V.                                     PROPERTY MANAGER ACCESS.  Landlord shall provide a commercially reasonable system pursuant to which Tenant, in the event of an emergency, may promptly contact the Property manager and Property engineer or their equivalent twenty-four (24) hours a day seven (7) days a week (whether or not within normal business hours).

VI.                                 TENANT’S SPECIAL OFFSET RIGHT.  In the event Tenant obtains a final non-appealable monetary judgment from a court of competent jurisdiction against Landlord resulting from Landlord’s default under this Lease, and Landlord fails to pay the amount of such monetary judgment to Tenant within thirty (30) days after such judgment is entered against Landlord, and such failure continues for an additional thirty (30) days after notice from Tenant that Tenant intends to exercise its rights under this Section VI, then Tenant may offset against the Rent next due and payable under this Lease, the amount of such monetary judgment so entered against Landlord.

VII.                             ENVIRONMENTAL REPRESENTATION.

A.                                   Landlord represents, to its knowledge based solely upon (i) that certain Phase I Environmental Site Assessment by Earth Tech, Inc. dated September 4, 1996, (ii) that certain Asbestos Survey Report by RGA Environmental, Inc., dated May 27, 2004 and (iii) the current actual knowledge of Mr. David Hitzel, Building Leasing Representative, and Ms. Katrina Jones, Building General Manager, that the Premises are free of Hazardous Materials (as defined below) in amounts and conditions which are in violation of applicable environmental laws.

B.                                     Tenant shall not use, generate, manufacture, store or dispose of, on or about the Premises or Property, or transport to or from the Premises, Building or Property, any Hazardous Materials.  Notwithstanding the provisions of this Section VII, Tenant and Landlord shall have the right to use, generate and store on the Premises and the Building, and transport to and from the Premises and the Building, those Hazardous Materials which are generally used in the ordinary course in first class office buildings; provided, however, that Tenant’s and Landlord’s use, generation, storage and transport thereof is in compliance with all applicable federal, state and local laws, regulations and ordinances.

C.                                     As used in this Lease, “Hazardous Materials” shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder:  the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; The California Fish and Game Code.

VIII.                         ADDITIONAL PROVISIONS.  Notwithstanding anything to the contrary contained in the Lease:

A.                                   Permitted Use.  No portion of the Premises shall be used for any of the following uses:  any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

B.                                     Attornment.  In the event of the enforcement by any Mortgagee of any remedy under any Mortgage or Mortgage loan document, Tenant shall, at the option of the Mortgagee or of any other person or entity succeeding to the interest of the Mortgagee as a result of such enforcement, attorn to the Mortgagee or to such person or entity and shall recognize the

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Mortgagee or such successor in the interest as lessor under the Lease without change in the provisions thereof; provided, however, the Mortgagee or such successor in interest shall not be liable for or bound by (i) any payment of an installment of Rent or Additional Rent which may have been made more than 30 days before the due date of such installment, (ii) any act or omission of or default by Landlord under the Lease (but the Mortgagee, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Mortgagee’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which any Tenant may have against Landlord, or (iv) any obligation under the Lease to maintain a fitness facility at the Property.  Tenant, upon the reasonable request by the Mortgagee or such successor in interest, shall execute and deliver a commercially reasonable instrument or instruments confirming such attornment.  Notwithstanding the foregoing, in the event the Mortgagee shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Mortgagee or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

C.                                     Proceeds.

1.                                       Nothing in the Lease shall be deemed to prevent Proceeds (defined below) from being held and disbursed by any Mortgagee in accordance with the terms of the applicable Mortgage loan documents. However, if, in the event of any Casualty or partial Taking, any obligation of Landlord under the Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such Casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate the Lease effective 10 days after the date of such termination notice.

2.                                       Nothing in the Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under the Lease to receive or retain any Proceeds.

3.                                       As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any Taking of or any Casualty or other damage or injury to the Property or any part thereof.

IX.                                PREMISES FURNITURE.  Landlord and Tenant acknowledge and agree that the prior tenant in the Premises surrendered or will surrender the Premises with certain items of furniture remaining in the Premises, which furniture is listed on Exhibit F-1 hereto,  (the “Premises Furniture”).  Landlord consents to Tenant’s use of the Premises Furniture free of charge during the Term, as extended.  Tenant accepts such Premises Furniture for use during the Term in as-is, where-is condition with no representations or warranties from Landlord as to title, quality, condition, merchantability or fitness for use; any such warranties being specifically excluded.  Tenant shall maintain the Premises Furniture in good condition and repair during the Term, at Tenant’s sole cost and expense, and upon expiration of the Term shall surrender the Premises Furniture to Landlord in as good a condition as at the Commencement Date, ordinary wear and tear excepted.  Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to modify, reconfigure, and/or replace the Premises Furniture during the Term and if Tenant does not desire to continue to use any of the Premises Furniture during the Term, Tenant shall give written notice thereof to Landlord and Landlord may either promptly take possession of such Premises Furniture or instruct Tenant to dispose of or store the same at Tenant’s sole cost and expense (including, but not limited to, shipping, storage or disposal fees).

X.                                    RENEWAL OPTION.

A.                                      Subject to the terms herein, Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of 5 years commencing on the day following the

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Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the “Renewal Term”).

It is agreed that Tenant may exercise a Renewal Option only if:

1.                                           Landlord receives notice of exercise (“Renewal Notice”) not less than 9 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

2.                                           Tenant is not in Monetary Default under the Lease beyond any applicable notice and cure periods at the time that Tenant delivers its Renewal Notice or at the time Tenant delivers its Binding Notice (hereinafter defined); and

3.                                           more than 30% of the Rentable Square Footage of the Premises is sublet at the time that Tenant delivers its Renewal Notice or at the time Tenant delivers its Binding Notice, other than to an Affiliate of Tenant under Section 11 of the Lease; and

4.                                       The Lease has not been assigned (other than to its Affiliate) prior to the date that Tenant delivers its Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.                                        The Rent rate per rentable square foot for the Premises during the Renewal Term (the “Renewal Rent”) shall equal the “Prevailing Market” (hereinafter defined) rate per rentable square foot for the Premises.

C.                                        Subject to the Prevailing Market determination (which shall include a determination of any new “base year” or “expense stop”), Tenant shall pay Additional Rent (i.e. Expenses and Taxes) for the Premises during the Renewal Term in accordance with Section 4 and Exhibit B of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable during the Renewal Term, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

D.                                    Initial Procedure for Determining Prevailing Market.  Within 30 days after receipt of Tenant’s Renewal Notice, Landlord shall advise Tenant in writing (the “Rent Notice”) of Landlord’s determination of the Renewal Rent for the Premises for the Renewal Term. Tenant, within 30 days after the date on which Landlord advises Tenant of Landlord’s determination of the Renewal Rent for the Renewal Term, shall either (i) give Landlord final binding written notice (the “Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) give Landlord notice that Tenant is not exercising the Renewal Option (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 30 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Notice, Landlord’s determination of the Renewal Rent as set forth in the Rent Notice shall be conclusive and binding, and Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein, unless upon and concurrent with such exercise, Tenant objects to the Renewal Rent contained in Landlord’s Rent Notice, in which case the parties shall follow the procedure, and the Renewal Rent shall be determined, as set forth below. If Tenant provides Landlord with a Binding Notice, but Tenant objects to Landlord’s determination of the Renewal Rent, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement (or, if applicable, following the determination of the Renewal Rent in accordance with Section X.E of this Exhibit F), Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Binding Notice (the “Outside Agreement Date”), then the parties shall each make a separate determination of the Prevailing Market rate and shall submit the same to the arbitrators pursuant to the terms of Section X.E of this Exhibit F.  The submittals shall be made concurrently with the selection of the arbitrators pursuant to Section X.E of this Exhibit F and shall be submitted to arbitration in accordance with Sections X.E.1 through X.E.7 of this Exhibit F, but subject to the terms, when appropriate, of Section X.G of this Exhibit F.

E.                                      Arbitration Procedure.

1.                                       Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or lawyer who shall have been active over the 5 year period

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ending on the date of such appointment in the leasing of first class office properties in the area commonly known as “Westwood”.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Prevailing Market rate is the closest to the actual Prevailing Market rate as determined by the arbitrators, taking into account the requirements of Section X.G of this Exhibit F. Each such arbitrator shall be appointed within 15 days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable).  The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.                                       The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within 10 days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the 5 year period prior to such appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

3.                                       The three arbitrators shall within 30 days of the appointment of the Neutral Arbitrator reach a decision as to Prevailing Market rate and determine whether the Landlord’s or Tenant’s determination of Prevailing Market rate as submitted pursuant to this Section X.E of this Exhibit F is closest to Prevailing Market rate as determined by the arbitrators and simultaneously publish a ruling (“Award”) indicating whether Landlord’s or Tenant’s submitted Prevailing Market rate is closest to the Prevailing Market rate as determined by the arbitrators. Following notification of the Award, the Landlord’s or Tenant’s submitted Prevailing Market rate determination, whichever is selected by the arbitrators as being closest to Prevailing Market rate, shall become the then applicable Prevailing Market rate.

4.                                       The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

5.                                       If either Landlord or Tenant fail to appoint an Advocate Arbitrator within 15 days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint such Advocate Arbitrator subject to the criteria in this Section X.E of this Exhibit F, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

6.                                       If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Los Angeles County to appoint the Neutral Arbitrator, subject to criteria in this Section X.E of this Exhibit F, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

7.                                       The cost of arbitration shall be paid by Landlord and Tenant equally.

F.              Renewal Amendment.  If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice (or, if the Binding Notice is timely delivered to Landlord and Tenant concurrently objects to Landlord’s determination of the Renewal Rent, following mutual agreement of the Renewal Rent or following the determination of the Renewal Rent in accordance with Section X.E of this Exhibit F, as the case may be) and Tenant shall execute and return an accurate Renewal Amendment to Landlord within 15 Business Days after Tenant’s receipt of same; provided, however, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

G.             Prevailing Market.  For purposes hereof, “Prevailing Market” shall mean the rent (including additional rent and considering any “base year’ or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable Renewal Term, are leasing “Comparable Space” (defined below) for a term of 5 years in an arm’s-length

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transaction, which Comparable Space is located in the Building and “Comparable Buildings” (as defined in Section 1.17 of the Lease), and which comparable transactions (collectively, the “Comparable Transactions”) are entered into within the 6 month period immediately preceding Landlord’s delivery of the Rent Notice, taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such Comparable Space; (b) tenant improvements or allowances provided or to be provided for such Comparable Space; and (c) other reasonable monetary concessions being granted such tenants in connection with such Comparable Space; provided, however, that in calculating the Prevailing Market rate, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Renewal Term or in connection with the Comparable Transactions or the fact that landlords are or are not paying real estate brokerage commissions in connection with such Comparable Space, and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such Comparable Space.  “Comparable Space” shall mean non-sublease, non-encumbered, non-equity, non-renewal (unless the tenant was represented by a broker), non-expansion space comparable in size, location and quality to the Premises space comparable to the Premises.

XI.                                ROOF SPACE FOR DISH/ANTENNA.

A.                                   During the Term of this Lease, as may be extended, Tenant shall have the right subject to availability as determined by Landlord, in consideration for payments (the “Dish/Antenna Payments”) of the prevailing monthly charges established from time to time for space on the roof of the Building for the purpose of installing (in accordance with Section 9.03 of the Lease), operating up to 2 dish/antennas with 1 dish/antenna being no more 24 inches and 1 dish/antenna being no more than 36 inches (the “Dish/Antenna”) together with all reasonably necessary conduits and riser space to connect the Dish/Antenna with the Premises.  The exact location of the space on the roof to be leased by Tenant shall be reasonably designated by Landlord and shall not exceed 25 square feet (the “Roof Space”). Landlord reserves the right to reasonably relocate the Roof Space, at Landlord sole cost and expense, as reasonably necessary during the Term so long as Tenant’s use of the Dish/Antenna, including reception and/or transmission therefrom is not adversely affected. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the reasonable approval rights (which shall not be unreasonably conditioned or delayed) of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna to the Premises. The Dish/Antenna must be tagged with weatherproof labels showing manufacturer, model, frequency range, and name of Tenant.  In addition, the cable between the Dish/Antenna and Tenant’s suite must be tagged in the telecom closet on each floor with a label showing Tenant’s name, phone number and suite number.  The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the actual out-of-pocket cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation.  If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

B.                                     Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized

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engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space.  Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

C.                                     It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, to the extent caused by Tenant or any of its agents or representatives.

D.                                    Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building.  In the event Tenant’s equipment causes such unreasonable interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference.  If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.  Landlord agrees to use commercially reasonable efforts to cause other users of the roof to likewise eliminate any unreasonable interference to Tenant’s Dish/Antenna.

E.                                      Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located.  Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects.  The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes.  Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Except as provided in the Lease, neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

F.                                      The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder.  Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord.  Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant’s agents, employees or contractors.

G.                                     In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof.  If necessary, Tenant, at its sole cost and expense, shall retain any contractor (who shall be competitively priced) having a then existing warranty in effect on the roof to perform such work (to the extent that it

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involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor.  In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

H.                                    Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

I.                                         Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building.  Tenant, upon request of Landlord, shall enter into a commercially reasonable version of such License Agreement with Landlord provided that such agreement is consistent with this Section VI and does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

J.                                        Landlord and Tenant specifically acknowledge and agree that the terms and conditions of Section 13 and 15 of the Lease (Indemnity and Waiver of Claims; Subrogation) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

K.                                    If Tenant Defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said Default within the time allowed by Section 18 of the Lease and Landlord terminates this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default and a termination of this Lease, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

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EXHIBIT F-1

PREMISES FURNITURE

The following items of furniture remain in the Premises for use by Tenant:

•                  Workstations:  122 6x6 Trendway workstations

•                  Chairs: 122 task chairs

•                  Conference and Side Tables:

Magna Design Act Conference Tables

•                  3— Located in conference rooms Kokomo, Penny Lane and Viva Las Vegas

•                  1— Located in Hotel California

Erg Brandon Tables

•                  4  (3 in storage), one in office 834, one in office 818

•                  3 Located in offices 803, 814, 819

•                  6 Located in Margaritaville

•                  Executive Furniture:

•                  3 — 8’ Large Desks

•                  3 — 8’ Large Credenzas

•                  3 — 4’ Returns

•                  3 — 4’ Round Tables

•                  Reception Seating Chairs: 3- Loewenstein Marco Seating Chairs

•                  Kitchen Furniture: Round table and two chairs

•                  Break room: 1- couch

•                  Conference/Guest Chairs

•                  21—leather conference room chairs

•                  12- green fabric chairs (various locations)

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EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

1.                                       The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement.  In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.  Landlord hereby represents and warrants that (i) Landlord has the power and authority to enter into, and to enforce, the provisions of this Parking Agreement, and (ii) notwithstanding any parking management agreement Landlord may have entered into (with regard to the day to day operation of the Parking Facility or otherwise), Landlord retains control over the Parking Facility and its operation.

2.                                       During the Term, Tenant shall have the right, but not the obligation, to lease from Landlord up to 80 non-reserved parking spaces (the “Non-Reserved Parking Spaces”) located in the parking facility servicing the Building (“Parking Facility”). The Non-Reserved Parking Spaces are sometimes collectively referred to as the “parking spaces”.  Prior to the Commencement Date, Tenant shall notify Landlord in writing of the number of Non-Reserved Parking Spaces which Tenant initially elects to use during the Term, but in no event in excess of the maximum number of Non-Reserved Parking Spaces set forth in this Section 2.  Thereafter, Tenant may increase or decrease the number of Non-Reserved Parking Spaces to be used by Tenant pursuant to this Section 2 upon a minimum of 30 days prior written notice to Landlord, provided that in no event may Tenant elect to use in excess of the maximum number of Non-Reserved Parking Spaces set forth in this Section 2.   During the initial Term, Tenant shall pay in advance, concurrent with Tenant’s payment of monthly Base Rent, the prevailing monthly charges established from time to time for parking in the Parking Facility.  Such charges shall be payable to Landlord or such other entity as designated by Landlord, and shall be sent to the address Landlord designates from time to time. The initial charge for such parking spaces is $150.00 (including tax) per Non-Reserved parking pass, per month. Notwithstanding the foregoing to the contrary, during the period commencing on the date that Tenant takes possession of the Premises for the construction of the Initial Alterations and ending on the last day of the 7th full calendar month of the Term, Tenant shall pay Landlord the sum of $75.00 (including tax) per Non-Reserved parking pass, per month.  No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time.

3.                                       Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting Tenant’s use of the Parking Facility.  Landlord reserves the right to adopt, modify and enforce reasonable, non-discriminatory rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation, to the extent such Rules are not inconsistent with the express terms and conditions set forth in this Parking Agreement.  The Rules set forth herein are currently in effect.  Landlord may refuse to permit any person who habitually or repeatedly violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4.                                       Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Subject to Section 13 of the Lease, Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility.  Subject to Section 13 of the Lease, Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with the use of the Parking Facility; provided, however, that subject to the waiver of subrogation set forth in Section 15 of the Lease, the foregoing shall not eliminate or reduce any liability Landlord may have pursuant to applicable Laws for personal injury and/or property damage which results from Landlord’s negligence or willful misconduct; provided further, however, that except to the extent of such negligence or willful misconduct by Landlord, Landlord shall not be liable for the acts of third parties (e.g., theft, vandalism, accidents and the like).Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.  Landlord

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reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as reasonably determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any location designated for such assigned or reserved parking spaces.  Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.  In such event, Landlord shall refund any prepaid parking rent hereunder, prorated on a per diem basis, and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations and to provide reasonable alternative parking for Tenant.

5.                                       If Tenant shall default under this Parking Agreement (following reasonable notice to Tenant, except in an emergency and in connection with repeated failures, where no notice shall be required), the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever except to the extent provided for in Section 13 of the Lease.  Any default by Tenant under the Lease shall be a default under this Parking Agreement, and any default under this Parking Agreement shall be a default under the Lease.

RULES

(i)                                     Parking Facility hours shall be the same hours as the Business Service Hours, although, Tenant shall have access to the Parking Facility on a 24-hour basis, 7 days a week, subject to the other terms of this Parking Agreement. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator.  Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property.  If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight for an extended period of time, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)                                  Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

(iii)                               All directional signs and arrows must be observed.

(iv)                              The speed limit shall be 5 miles per hour.

(v)                                 Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)                              Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)                                  Areas not striped for parking

(b)                                 aisles

(c)                                  where “no parking” signs are posted

(d)                                 ramps

(e)                                  loading zones

(vii)                           Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator.  Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated.  Parking spaces and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)                        Monthly fees shall be payable in advance prior to the first day of each month.  Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due.  No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)                                Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.

(x)                                   Except to the extent using a valet parking service, every parker is required to park and lock his/her own car.

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(xi)                                Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately.  Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution.  Lost or stolen spaces and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xii)                             Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited.  Parking spaces may be used only for parking automobiles.

(xiii)                          By signing this Parking Agreement, Tenant agrees to acquaint all persons to whom Tenant assigns a parking passes with these Rules.

6.                                       TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, PROVIDED THAT, SUBJECT TO THE WAIVER OF SUBROGATION SET FORTH IN SECTION 15 OF THE LEASE, THE FOREGOING SHALL NOT ELIMINATE OR REDUCE ANY LIABILITY LANDLORD MAY HAVE PURSUANT TO APPLICABLE LAWS FOR PERSONAL INJURY AND/OR PROPERTY DAMAGE WHICH RESULTS FROM LANDLORD’S NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED FURTHER, HOWEVER, THAT EXCEPT TO THE EXTENT OF SUCH NEGLIGENCE OR WILLFUL MISCONDUCT BY LANDLORD, LANDLORD SHALL NOT BE LIABLE FOR THE ACTS OF THIRD PARTIES (E.G., THEFT, VANDALISM, ACCIDENTS AND THE LIKE).

7.                                       Without limiting the provisions of Paragraph 6 above, but subject to Section 13 of the Lease, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action.

8.                                       The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.

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EXHIBIT H

ASBESTOS NOTIFICATION

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

Asbestos-containing materials (“ACMs”) were historically commonly used in the construction of commercial buildings across the country.  ACMs were commonly used because of their beneficial qualities; ACMs are fire-resistant and provide good noise and temperature insulation.

Some common types of ACMs include surfacing materials (such as spray-on fireproofing, stucco, plaster and textured paint), flooring materials (such as vinyl floor tile and vinyl floor sheeting) and their associated mastics, carpet mastic, thermal system insulation (such as pipe or duct wrap, boiler wrap and cooling tower insulation), roofing materials, drywall, drywall joint tape and drywall joint compound, acoustic ceiling tiles, transite board, base cove and associated mastic, caulking, window glazing and fire doors.  These materials are not required under law to be removed from any building (except prior to demolition and certain renovation projects).  Moreover, ACMs generally are not thought to present a threat to human health unless they cause a release of asbestos fibers into the air, which does not typically occur unless (1) the ACMs are in a deteriorated condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).

It is possible that some of the various types of ACMs noted above (or other types) are present at various locations in the Building.  Anyone who finds any such materials in the Building should assume them to contain asbestos unless those materials are properly tested and found to be otherwise. In addition, under applicable Law, certain of these materials are required to be presumed to contain asbestos in the Building because the Building was built prior to 1981 (these materials are typically referred to as “Presumed Asbestos Containing Materials” or “PACM”).  PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981.  If any thermal system insulation, asphalt or vinyl flooring or surfacing materials are found to be present in the Building, such materials must be considered PACM unless properly tested and found otherwise.  In addition, Landlord has identified the presence of certain ACMs in the Building.  For information about the specific types and locations of these identified ACMs, please contact the Property Manager.  The Property Manager maintains records of the Building’s asbestos information including any Building asbestos surveys, sampling and abatement reports.  This information is maintained as part of Landlord’s asbestos Operations and Maintenance Plan (“O&M Plan”).

The O&M Plan is designed to minimize the potential of any harmful asbestos exposure to any person in the Building. Because Landlord is not a physician, scientist or industrial hygienist, Landlord has no special knowledge of the health impact of exposure to asbestos.  Therefore, Landlord hired an independent environmental consulting firm to prepare the Building’s O&M Plan.  The O&M Plan includes a schedule of actions to be taken in order to (1) maintain any building ACMs in good condition, and (2) to prevent any significant disturbance of such ACMs.  Appropriate Landlord personnel receive regular periodic training on how to properly administer the O&M Plan.

The O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure.  The O&M Plan describes those risks, in general, as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled.  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases.  However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduce the risk of adverse health effects.

The O&M Plan also describes a number of activities which should be avoided in order to prevent a release of asbestos fibers. In particular, some of the activities which may present a health risk (because those activities may cause an airborne release of asbestos fibers) include moving, drilling, boring or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.  In other words, the approval of Building management must be obtained prior to engaging in any such activities.   Please contact the Property Manager for more information in this regard.  A copy of the written O&M Plan for the Building is located in the Building Management Office and, upon your request, will be made available to tenants for you to review and copy during Building Service Hours.

Because of the presence of ACM in the Building, Landlord is also providing the following warning, which is commonly known as a California Proposition 65 warning:

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WARNING:  This Building contains asbestos, a chemical known to the State of California to cause cancer.

Please contact the Property Manager with any questions regarding the contents of this Exhibit.

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EXHIBIT I

CLEANING SPECIFICATIONS

This Exhibit is attached to and made a part of the Lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) for space in the Building located at 10960 Wilshire Boulevard, Los Angeles, California.

OFFICE AREAS (All Floors)

Empty all waste receptacles.  Clean, and reline when needed.  Remove material to designated areas.

Remove recycling material when container is full

Vacuum all carpeted main traffic and use areas, including conference rooms, reception areas, interior stairwells, hallways and corridors with the exception of individual offices. Spot vacuum/clean all others areas as needed.

Wash and sanitize all drinking fountains.

Damp mop spillage in uncarpeted office areas.

Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

Assure all designated locked doors are closed after area has been cleaned.

Activate all alarm systems as instructed by occupant (if applicable).

Arrange chairs at desk and conference room tables and turn off lights upon exiting.

Clean conference room tables and remove any remaining food items.

Clean and sweep all lunchroom/eating areas.  Wash and wipe tables and counter tops and clean sinks.

Remove scuff marks on floor as needed.

Remove recycling material when container is full.

Vacuum all carpeted areas completely, private offices and cubicle interiors, desk knee area spaces and under waste containers.

Dust and wipe clean with damp or treated cloth all office furniture, files, and cubicle partition tops, (DO NOT MOVE PAPERS).

Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass, and partitions.

Damp wipe and polish all glass furniture tops.

Damp mop hard surfaced floors and/or uncarpeted surface floors.

Sweep uncarpeted floors employing dust control techniques with exception of lunchroom

Dust and wipe clean chair bases and arms, telephones, cubicle shelves, window sills, relite ledges and all other horizontal surfaces as needed to maintain clean appearance.

Edge vacuum all carpeted areas, as needed.

RESTROOMS

Clean and sanitize all mirrors, brightwork, countertops and enameled surfaces.

Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

Wash both sides of all toilet seats with soap and/or disinfectant.

Clean flushometers, piping, toilet seat hinges, and other metal.

Empty, clean, and damp wipe all waste receptacles.

Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

Fill toilet paper, soap, towels, and sanitary napkin dispensers (if applicable).

Wash and disinfect all showers including shower walls, floors, brightwork and doors (if applicable).

Replace trash liner.

Flush water through P-trap to ensure elimination of odor.

Machine scrub floors.

LOBBY, ELEVATOR, CORRIDOR, INTERIOR STAIRWAYS (EXCLUDING EMERGENCY EXIT STAIRWAYS) AND ENTRANCE AREAS

Sweep and spot mop all stone, vinyl or composition lobby floors.

Vacuum and spot clean all carpeted floor and mats.

Dust and polish all brightwork, including mirrors and elevator call buttons.

Dust and polish all metal surfaces in elevators, including tracks, and elevator doors.

Vacuum and spot clean all carpet in elevators.

Clean and polish all trash receptacles

Dust all fire extinguisher cabinets and/or units.

Spot clean all doors.

All furniture should be cleaned as necessary (including directories)

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Wash, disinfect and dry polish water coolers (if applicable).

Clean glass entrance doors, adjacent glass panels and tracks (i.e. relites) (if applicable).

Spot sweep and/or spot vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

Maintain lobby floor as recommended by manufacturer.

Wet mop all stone, vinyl or composition lobby floors

Sweep and/or vacuum all interior stairways (excluding emergency exit stairways) and landings (if applicable).

JANITORIAL ITEMS/AREAS

Keep janitorial rooms in a clean, neat and orderly condition.

Maintain all janitorial carts and equipment in safe and clean condition.

LOADING DOCK, VAN PARKING AREAS, TRASH RECYCLING AREAS

Empty and reline all waste receptacles.

Sweep ramps, loading bays and parking areas for trash and cigarette butts.

GENERAL BUILDING COMMON AREA SERVICES

Spot clean and restock, as needed, all janitorial service closets.

Pick up and compact all recycle trash, including boxes in accordance with tenants recycle specifications.

Vacuum all garage lobbies and elevator carpets

*Frequency of performance of each particular item described in this Exhibit I shall be as reasonably determined by Landlord.

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EXHIBIT J

BENEFICIARY:

CA-10960 WILSHIRE LIMITED PARTNERSHIP

A DELAWARE LIMITED PARTNERSHIP

C/O EQUITY OFFICE

3200 OCEAN PARK BOULEVARD, SUITE 100

SANTA MONICA, CALIFORNIA 90405

ATTENTION:  PROPERTY MANAGER

APPLICANT:

BOINGO WIRELESS, INC.

A DELAWARE CORPORATION

1601 CLOVERFIELD BLVD., SUITE 570

SANTA MONICA, CA 90404

AMOUNT:                                                                                    US$609,305.00 (SIX HUNDRED NINE THOUSAND THREE HUNDRED FIVE AND NO/100 U.S. DOLLARS)

EXPIRATION DATE:                        , 20      I

LOCATION:                                                                             AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.               THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.               A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED SIGNATORY OR AGENT, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

“THIS DRAW IN THE AMOUNT OF US$[INSERT AMOUNT IN NUMERALS] ([INSERT AMOUNT IN WORDS] AND         /100 U.S. DOLLARS) UNDER SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN CA-10960 WILSHIRE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS LANDLORD, AND BOINGO WIRELESS, INC., A DELAWARE CORPORATION, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”

PARTIAL DRAWS ARE ALLOWED.  THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:

EFFECTIVE DATES	NEW AGGREGATE AMOUNTS
[INSERT DATE]	US$	480,000.00
[INSERT DATE]	US$	360,000.00
[INSERT DATE]	US$	240,000.00

IT IS A CONDITION OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT THAT IT WILL BE CONSIDERED AUTOMATICALLY RENEWED FOR A ONE YEAR PERIOD UPON THE EXPIRATION DATE SET FORTH ABOVE AND UPON EACH ANNIVERSARY OF SUCH DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO SUCH EXPIRATION DATE OR APPLICABLE ANNIVERSARY THEREOF, WE NOTIFY YOU IN WRITING, BY REGISTERED MAIL RETURN RECEIPT REQUESTED OR BY A RECOGNIZED OVERNIGHT COURIER SERVICE, THAT WE ELECT NOT TO SO RENEW THIS IRREVOCABLE STANDBY LETTER OF CREDIT. A COPY OF ANY SUCH NOTICE SHALL ALSO BE SENT, IN THE SAME MANNER, TO: EQUITY OFFICE, 2 NORTH RIVERSIDE PLAZA, SUITE 2100, CHICAGO, ILLINOIS 60606, ATTENTION: TREASURY DEPARTMENT.  BUT IN ANY

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EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND                        , 20    ,, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.  THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRTION DATE”.  UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE, THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.  IN ADDITION TO THE FOREGOING, WE UNDERSTAND AND AGREE THAT YOU SHALL BE ENTITLED TO DRAW UPON THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE FIRST PARAGRAPH ABOVE (INCLUDING ITEM 1 AND 2 THEREOF) IN THE EVENT THAT WE ELECT NOT TO RENEW THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND, IN ADDITION, YOU MUST PROVIDE US WITH A DATED CERTIFICATION SIGNED BY YOUR AUTHORIZED SIGNATORY OR AGENT, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING THE FOLLOWING:

“WE ARE IN RECEIPT OF YOUR NOTICE THAT YOU HAVE ELECTED NOT TO RENEW YOUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF        AND THIS IS TO CERTIFY THAT the Applicant has failed to provide US, THE BENEFICIARY, with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of THAT CERTAIN lease by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership, as landlord, and BOINGO WIRELESS, INC., a DELAWARE corporation, as tenant.”

WE FURTHER ACKNOWLEDGE AND AGREE THAT:  (A) UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT; (B) THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL PERMIT PARTIAL DRAWS AND, IN THE EVENT YOU ELECT TO DRAW UPON LESS THAN THE FULL STATED AMOUNT HEREOF, THE STATED AMOUNT OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT SHALL BE AUTOMATICALLY REDUCED BY THE AMOUNT OF SUCH PARTIAL DRAW.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY US, THE ISSUING BANK, BUT MAY BE TRANSFERRED FROM TIME TO TIME AND MORE THAN ONE TIME BY THE ISSUING BANK, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE, UPON OUR RECEIPT OF THE ATTACHED EXHIBIT “B” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY, TOGETHER WITH THE PAYMENT OF OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00); PROVIDED, HOWEVER, THAT APPLICANT SHALL PAY ANY FEE CHARGED HEREUNDER IN CONNECTION WITH THE INITIAL TRANSFER OF THIS LETTER OF CREDIT BY BENEFICIARY AND BENEFICIARY SHALL BE OBLIGATED TO PAY ANY FEE CHARGED BY US IN CONNECTION WITH ANY SUBSEQUENT TRANSFER BY BENEFICIARY OF THIS LETTER OF CREDIT.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, THE FIRST REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY PERSONAL DELIVERY OR OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTN: GLLOBAL FINANCIAL SERVICES, STANDBY LETTER OF CREDIT DEPT..

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

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THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

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EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF		US$
U.S.		DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF             DATED                        , 20      ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.               DATE             INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.               REF. NO.        INSERT YOUR REFERENCE NUMBER IF ANY.

3.               PAY TO THE ORDER OF:           INSERT NAME OF BENEFICIARY

4.               US$                 INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.               U.S. DOLLARS             INSERT AMOUNT OF DRAWING IN WORDS.

6.               LETTER OF CREDIT NUMBER                INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.               DATED          INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:            BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:  EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

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EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

	ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

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THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

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EXHIBIT A

DRAWN UNDER [Name of Issuing Bank]	IRREVOCABLE STANDBY LETTER OF CREDIT
NO.
DATE

AT SIGHT

Pay to the order of	{Name of Payee/Beneficiary}	U.S. $

	{Amount in Words}		U.S. Dollars

TO: {Name of Issuing Bank}	NAME OF COMPANY {Beneficiary}
{Address}	By:
{Signature of Drawer/Beneficiary & Title}

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DATE:

TO:
BANK,

ATTENTION		.

RE:	LETTER OF CREDIT NO.

	ISSUED BY:	BANK

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

NAME OF BENEFICIARY

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NO.

THIS FORM MUST BE EXECUTED IN DUPLICATE.

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EXHIBIT K

HVAC DESIGN SPECIFICATIONS

Landlord shall furnish heating and air conditioning to produce the following results effective under normal business operations and in the absence of the use of equipment atypical of general office use which affects the temperature which would otherwise be maintained in the Premises:

Landlord shall supply HVAC with a temperature of 56 F at the Base Building shaft and air at 1.75 CFM/USF with 20 CFM of outside air per person and a relative humidity of 40 to 55%.  The heating and cooling system shall maintain 72 F +/- 2 based on the lowest typical winter temperatures and highest typical summer temperatures in the area.

The foregoing is based upon occupancy density in the Premises of not more than one (1) person per each one hundred (100) square feet of floor area and a maximum diversified electric lighting and office machine load of 5 watts per square foot of floor area of the Premises.  Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any failure to achieve or maintain the results set forth above to the extent that such failure is caused by Tenant’s use of heat generating machines, equipment or lighting any of which is atypical for a modern office and/or to the extent such failure is caused by an occupancy density or a maximum diversified electric lighting and office machine load beyond that set forth in this paragraph.

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EXHIBIT L

FORM OF LANDLORD’S LIEN RELEASE
(REGARDING THIRD PARTY EQUIPMENT LEASES)

THIS AGREEMENT is entered into as of                   ,         , by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”) and                                                           , a(n)                                                (“Lender”), with reference to the following facts:

A.                                   Landlord and Tenant have entered into a written lease dated April     , 2007, as same may be amended from time to time (the “Lease”) for certain premises (the “Premises”) more fully described in the Lease located in that certain office building known as 10960 Wilshire (the “Building”) and located at 10960 Wilshire Boulevard, Los Angeles, California.

B.                                     Tenant desires to borrow certain funds or obtain equipment financing or other financing from Lender (the “Loan”), and Lender desires to obtain a security interest in the Tenant’s personal property located within the Premises described in Exhibit A attached hereto (the “Collateral”) until such Loan is repaid.

C.                                     Landlord is willing to subordinate its rights in the Collateral to the rights of Lender’s security interest upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       The only property affected by this Agreement is that Collateral specifically listed on Exhibit A attached hereto.  Any property not described in Exhibit A shall not be subject to the terms of this Agreement and Landlord shall be entitled, to the extent provided by the Lease and by law, to exercise any lien, right or remedy against such other property.

2.                                       Notwithstanding anything to the contrary contained in the Lease, until such time as Tenant repays in full to Lender the Loan which is secured by the Collateral, the Collateral shall remain the personal property of Tenant subject to the security interest of Lender.  Lender shall notify Landlord when the obligations of Tenant to repay the Loan have been satisfied and discharged.

3.                                       Landlord does hereby subordinate any and all claims or rights in and to the Collateral to the security interest of Lender in the Collateral; provided, however, that this subordination shall not prevent Landlord from exercising any right or remedy against Tenant to which Landlord may be entitled under the terms of the Lease or as may be provided by applicable law, nor shall it prevent Landlord from exercising any lien on any property of Tenant, including the Collateral, or enforcing any judgment by levying upon any property of Tenant, including the Collateral, so long as Landlord recognizes Lender’s prior right to the Collateral.

4.                                       Landlord hereby agrees that Lender may enter the Premises for the purpose of inspecting or removing the Collateral, but only if:

(a)                                  permitted by Tenant. Tenant hereby consents to Lender’s entry into the Premises for purposes of inspecting or removing the Collateral;

(b)                                 Lender gives Landlord at least 10 days prior written notice;

(c)                                  Lender enters the Premises for purpose of removing the Collateral at such time and in such manner as Landlord reasonably may determine so as to minimize disruption to the operation of the Building, which period may include the sixty (60) day period immediately following the expiration or earlier termination of the Lease; and

(d)                                 There shall be no display nor public nor private sale of the Collateral on the Premises or in the Building.

Lender and Tenant agree, jointly and severally, promptly to repair any damage to the Premises or to the Building caused by the removal of the Collateral or, if Landlord, in its sole discretion,

1

shall elect to make such repairs, to pay to Landlord upon demand the costs and expenses incurred in connection therewith.

Lender hereby indemnifies Landlord for any claim, liability or expense (including reasonable attorneys’ fees) arising out of or in connection with Lender’s removal of the Collateral and Lender’s entry and activities upon the Premises and the Building.

5.                                       If Landlord shall fail to demand strict compliance with any provision hereof, such failure shall not constitute a waiver of any right or remedy to which Landlord may be entitled.

6.                                       If Lender sells the Collateral to satisfy claims against Tenant, all funds derived from the sale of the Collateral, to the extent that such funds are in excess of the amount owed to the Lender, shall belong to Landlord, subject to the terms of the Lease, to satisfy any claim which Landlord may have.

7.                                       This Agreement contains the entire understanding between the parties hereto.  Any modification shall be effective only if in writing and signed by the parties hereto.

8.                                       Any notice desired to be given to any other party hereunder shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day commercial courier service at the party’s respective notice address(es) below. Each notice shall be deemed to have been received or given on the earlier to occur of (i) actual delivery or the date on which delivery is refused, if delivered by hand delivery, (ii) 3 days after notice is deposited in the U.S. mail, if delivered via certified mail, or (iii) one business day after deposit with a commercial courier service.  Either party may, at any time, change its notice address (other than to a post office box) by giving the other parties at least 10 days advance written notice of the new address in the manner described in this Section.

Landlord’s address for notices is:

CA-10960 Wilshire Limited Partnership

c/o Equity Office Properties Trust

3200 Ocean Park Boulevard, Suite 100

Santa Monica, California 90405

Attention:  Property Manager

With a copy to:

Equity Office

One Market

Spear Tower

600 Spear Tower

San Francisco, California 94105

Attention:  Los Angeles Regional Counsel

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Tenant’s address for notices is:

Boingo Wireless, Inc.

10960 Wilshire Boulevard

Suite 800

Los Angeles, CA

Attn: Vice President-Finance

With a copy to:

Boingo Wireless, Inc.

10960 Wilshire Boulevard

Suite 800

Los Angeles, CA

Attn:  General Counsel

Lender’s address for notices is:

Attention:

9.                                       This Agreement shall be governed by and construed in accordance with the laws of the state in which the Building is located.

10.                                 Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

11.                                 This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

LANDLORD:

CA-10960 WILSHIRE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

TENANT:

BOINGO WIRELESS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

LENDER:

, a(n)

By:

Name:

Title:

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EXHIBIT A to EXHIBIT L

LIST OF COLLATERAL

[TO BE ATTACHED]

Specifically excluded from “Collateral” are cash, cash accounts, and accounts receivables.

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EXHIBIT M

FORM OF RECOGNITION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Recognition, Non-Disturbance and Attornment Agreement (this “Agreement”) is made as of                           , 2007, by and between CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Ground Lessor”), and BOINGO WIRELESS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

WHEREAS, under a certain Ground Lease dated as of March 1, 1968 (as subsequently amended, the “Ground Lease”), Ground Lessor’s predecessor-in-interest (Pacific Lighting Properties, Inc., a California corporation), did lease, let, and demise the property (hereinafter called the “Property”) located at 10960 Wilshire Boulevard, Los Angeles, California, as described in the Ground Lease, to Tishman Westwood Corp., a California corporation (“Original Landlord”), as predecessor-in-interest to CA-10960 WILSHIRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), for the period of time and upon the covenants, terms, and conditions therein stated; and

WHEREAS, under a certain lease dated as of April           , 2007 (hereinafter referred to as the “Lease”), Landlord did lease, let, and demise a portion of Premises (the “Premises”) to Tenant for the period of time and upon the covenants, terms, and conditions therein stated; and

WHEREAS, Ground Lessor has consented to the Lease; and

WHEREAS, as of the date hereof, Ground Lessor and Landlord are the same or affiliated entities, Ground Lessor being an entity controlled by, controlling or under common control with Landlord (as such, “Affiliates”); and

WHEREAS, Ground Lessor is willing to agree that in the event of a “Recognized Lease Termination,” as that term is defined in Section 1 of this Agreement, Tenant shall be entitled to remain in occupancy of the Premises upon the covenants, terms, and conditions set forth hereinbelow.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant, and warrant as follows.

1.             Upon the occurrence of a “Recognized Lease Termination,” as that term is defined, below, so long as the Lease is then in full force and effect and the original tenant named herein (the “Original Tenant”) or an affiliate of Original Tenant pursuant to the terms and conditions of Section 11.04 of such Lease (an “Affiliate”) is not in default thereunder, beyond any applicable notice and cure period set forth therein, Ground Lessor and Tenant hereby acknowledge and agree that (a) subject to the terms of this Agreement and the “Direct Lease,” as that term is defined, below, Ground Lessor shall not disturb Tenant’s possession of the Premises, and (b) the Lease shall immediately thereafter automatically be deemed a direct lease between Ground Lessor and Tenant (a “Direct Lease”) upon all the terms and conditions (including, without limitation, the rent) set forth in the Lease as if Ground Lessor were the originally named Landlord, provided that, unless the same was assigned or otherwise transferred to Ground Lessor by Landlord (an assignment/transfer which shall be deemed to have occurred to the extent that Ground Lessor and Landlord are, at the time of any Recognized Lease Termination, Affiliates), Tenant shall deliver to Ground Lessor within ten (10) business days following written demand by Ground Lessor a security deposit in an amount equal to any “security deposit” or other security otherwise due under the Lease. In the event of a Recognized Lease Termination, Tenant shall continue to accept the Premises in its then-existing, as-is condition; provided, however, Tenant shall remain entitled to any unpaid tenant improvement allowance in connection with Tenant’s construction of its Initial Improvement pursuant to the terms and conditions of Exhibit C attached to the Lease; provided further, however, that the foregoing shall in no way be deemed to alter or amend Ground Lessor’s ongoing obligations, if any, to repair, maintain and operate the Building pursuant to the terms of the Direct Lease (the “Ongoing LL Obligations”).  In the event that Tenant shall be in default under the Lease (beyond any applicable notice and cure periods) at the time of a Recognized Lease Termination, Ground Lessor may, at its sole option, waive such default as a contingency to the foregoing

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terms of this Section 1.  For purposes of this Agreement, a “Recognized Lease Termination” shall mean (A) a termination of the Ground Lease due to a default by Landlord, or (B) a voluntary termination of the Ground Lease by mutual agreement of Ground Lessor and Landlord, or (C) the expiration of the existing term of the Ground Lease to the extent Landlord has not extended the term of the Ground Lease pursuant to the express terms and conditions thereof.  The rights contained in this Agreement shall apply to the Original Tenant or its Affiliate only, and not any other assignee, sublessee or transferee of Original Tenant’s interest in the Lease.

2.             Except with regard to events of casualty damage or condemnation, for which the express terms and conditions of Sections 16 and 17 of the Lease shall control, Tenant otherwise agrees that in the event of any act or omission by Landlord under the Lease which would give Tenant the right, either immediately or after a period of time, to terminate the Lease, whether or not set forth in the Lease, Tenant will not exercise any such right to terminate until (i) it shall have given written notice of the act or omission to Ground Lessor, and (ii) if the default by Landlord is of a nature which can be cured by the Ground Lessor, and if the Ground Lessor is proceeding with diligence to cure such default, Tenant shall have given the Ground Lessor the time periods set forth in the Lease for Ground Lessor’s cure of such default, in order to cure such default, provided that any such cure period shall not commence to run until Ground Lessor’s receipt of written notice from Tenant of such default.

3.             Upon the creation of a Direct Lease in accordance with the terms thereof, Tenant will, subject to the term hereof, immediately thereafter make all payments due under the Lease directly to Ground Lessor.

4.             Notwithstanding anything contained herein to the contrary, upon the creation of a Direct Lease in accordance with the terms hereof, Ground Lessor and its respective assignees shall not be:

(a)            Liable for any act or omission of Landlord, or its successors or assigns, except to the extent (i) of any Ongoing LL Obligations, (ii) Ground Lessor and Landlord are, as of the date of the Recognized Lease Termination, Affiliates.

(b)           Subject to any offsets or defenses which Tenant might have as to Landlord, or its successors or assigns, or to any claims for damages against Landlord, or its successors or assigns; provided, however, (i) Ground Lessor shall satisfy any unpaid tenant improvement allowance obligations in connection with Tenant’s construction of its Initial Improvement pursuant to the terms and conditions of Exhibit C attached to the Lease, (ii) Ground Lessor shall satisfy any Ongoing LL Obligations, and (iii) the restrictions set forth in this item (b), above, shall not apply to the extent Ground Lessor and Landlord are, as of the date of the Recognized Lease Termination, Affiliates.

(c)            Required or obligated to credit Tenant with any rent or additional rent paid by Tenant to Landlord, except to the extent actually received by Ground Lessor from Landlord (actual receipt of which shall be deemed to have occurred to the extent that Ground Lessor and Landlord are, at the time of any Recognized Lease Termination, Affiliates).

(d)           Unless the same was assigned or otherwise transferred to Ground Lessor by Landlord (an assignment/transfer which shall be deemed to have occurred to the extent that Ground Lessor and Landlord are, at the time of any Recognized Lease Termination, Affiliates), bound to or liable for refund of all or any part of any security deposit deposited by Tenant with Landlord.

(e)            Liable to Tenant under the Lease.

(f)            Liable to Tenant under the Lease in connection with any event or circumstance occurring prior to the commencement of the Direct Lease, except to the extent of any Ongoing LL Obligations.

5.             Tenant covenants and agrees for the benefit and reliance of Ground Lessor that it will not, without the express written consent of Ground Lessor, cancel, terminate, modify, alter, amend or surrender the Lease, except as permitted by law and the express provisions of the Lease.

6.             Ground Lessor and Tenant hereby agree as follows:

(a)            Except as specifically set forth in this Agreement, that neither this Agreement, nor anything to the contrary in the aforesaid Lease or in any modifications or amendments thereto shall, prior to the creation of a Direct Lease in accordance with the terms hereof, operate to give rise to or create any liability of Ground Lessor to Tenant or give rise to or create direct contractual privity of any kind between Ground Lessor and Tenant.  In connection with the foregoing, Ground Lessor, its

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successors and assigns, shall be responsible to Tenant for performance of only those covenants and obligations of the Lease accruing after the creation of a Direct Lease as set forth herein (except to the extent of any Ongoing LL Obligations), and Ground Lessor’s obligations to Tenant shall be further limited as provided in the Lease and this Agreement, provided that the foregoing shall not be a waiver of any of Tenant’s rights under the Lease as to any events which occur prior to the creation of such Direct Lease in accordance with the terms hereof, and give rise to a default by Ground Lessor under the Lease after the creation of such Direct Lease in accordance with the terms hereof.

(b)           Upon Ground Lessor’s written request of Tenant given at any time after the creation of a Direct Lease in accordance with the terms hereof, Tenant (as tenant) agrees to execute a lease of the Premises with Ground Lessor or its successor (as ground lessor) (the exact wording of which shall be negotiated by the parties in good faith) upon the terms and conditions set forth herein.

(c)            Ground Lessor shall provide written notice to Tenant promptly upon the occurrence of a Recognized Lease Termination.

7.             Any notices to Tenant or Ground Lessor hereunder shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier or by personal delivery, addressed as follows:

Tenant:	Boingo Wireless, Inc. 10960 Wilshire Boulevard Suite 800 Los Angeles, CA Attn: Vice President-Finance and General Counsel

Ground Lessor:	CA-10960 Wilshire Limited Partnership c/o Equity Office 3200 Ocean Park Boulevard, Suite 100 Santa Monica, California 90405 Attention: Property Manager

With a copy to:	Equity Office One Market 600 Spear Tower San Francisco, California 94105 Attention: Los Angeles Regional Counsel

or as to each party, to such other address as the party may designate by a notice given in accordance with the requirements contained in this Section 7.

8.             This Agreement contains the entire agreement between the parties hereto.  No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

9.             This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document.  All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall only be necessary to produce one such counterpart executed by the party against whom it is being enforced.

[continued on following page]

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10.           Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.  The words, “Ground Lessor” and “Tenant” shall include their heirs, executors, administrators, beneficiaries, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

“Ground Lessor”:

CA-10960 WILSHIRE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

By:

Name:

Title:

“Tenant”:

BOINGO WIRELESS, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

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